As filed with the Securities and Exchange Commission on May 1, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Regentis Biomaterials Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 Medinat Hayehudim Herzliya, Israel 4676652 Tel: +972 (9) 960-1917	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6880
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Mark Selinger, Esq. David Huberman, Esq. Gary Emmanuel, Esq. Greenberg Traurig, P.A. One Vanderbilt Avenue New York, NY 10017-3852 Telephone: (212) 801-9221	Ronen Kantor, Esq. Amit Pollak Matalon APM House, 18 Raoul Wallenberg St., Building D, Tel Aviv, Israel 6971915 Telephone: +972 (3) 5689000	Oded Har-Even, Esq. Angela Gomes, Esq. Ilana Neck Levin, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10019 Tel: (212) 660-5003	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan &Worcester Tel-Aviv (Har-Even &Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 14th floor Tel-Aviv, Israel 6473925 Tel: +972 (74) 758-0480

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 1, 2026

3,333,334 Ordinary Shares

Regentis Biomaterials Ltd.

This is a firm commitment offering of 3,333,334 ordinary shares, no par value per share, or Ordinary Shares, of Regentis Biomaterials Ltd. (the “Company”, “we”, “our” and “us”) at an assumed public offering price of $3.00, the closing sales price of our Ordinary Shares on the NYSE American LLC (“NYSE American”) on April 28, 2026. The final public offering price of our Ordinary Shares will be determined through negotiation between us and the underwriter in the offering, and the recent market prices used throughout this prospectus may not be indicative of the final offering price.

Our Ordinary Shares are listed on the NYSE American under the symbol “RGNT”.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer,” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. See the Section titled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on February 24, 2026, as amended on February 27, 2026, which is incorporated by reference herein.

None of the Securities and Exchange Commission, or the SEC, the Israeli Securities Authority, or any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us (before expenses)	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the gross proceeds payable to the underwriters. We refer you to “Underwriting” beginning on page 54 for additional information regarding underwriters’ compensation.

We have also granted a 45-day option to the Representative to purchase up to 500,000 additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any.

The underwriters expect to deliver the Ordinary Shares on or about     , 2026.

ThinkEquity

The date of this prospectus is              , 2026.

Regenerative medicine company developing GelrinC for knee cartilage injuries

Ready-to-use hydrogel technology offering cost-effective, restorative tissue repair, sustained pain relief and improved function

Phase II success with approximately 100% greater KOOS [(1)] and VAS [(2)] improvement vs. microfracture; Long-term durability of cartilage repair established with quantitative MOCART [(3)] score

Approved with CE Mark in Europe

FDA pivotal trial reached over 50% of 80 patients treated and follow up completed in the U.S. and Europe

Unique, to our knowledge, there is currently no approved off-the-shelf product marketed in the U.S. for cartilage repair

Broader potential, treats osteoarthritis and other cartilage injuries, supported by animal studies

Gelrin
GelrinC™
REF RB0103-SvH-C
yyyy-mm-dd
Regentis Biomaterials Ltd
12 Ha'ilan Street, Or Akiva
3060000, Israel
Regentis

(1) KOOS Score: Measures knee pain, symptoms, function, and quality of life.
(2) VAS Score: Rates pain intensity on a 0–10 scale.
(3) Mean MOCART score improved significantly to 88.8 average score out of 100 at 24 months ($P < 0.001$) for all lesions combined, an indicator consistent with near-complete structural repair

GelrinC® Procedure

01
02
03
04

Within 2-3 weeks, pain is significantly reduced, and functionality returns, the GelrinC® implant is resorbed in 6-9 months.

GelrinC has not been approved by the United States Food and Drug Administration (FDA). Until such approval is obtained, GelrinC may not be sold in the United States. Furthermore, the Company cannot guarantee that GelrinC will be approved by the FDA.

Regentis
Biomaterials

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of Ordinary Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell Ordinary Shares, and are seeking offers to purchase Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

Neither we nor the underwriters have taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “shares” in this prospectus refer to Ordinary Shares of Regentis Biomaterials Ltd., no par value.

All share numbers in this prospectus have been adjusted to give effect to a forward split of our outstanding Ordinary Shares, or the Split, at a ratio of 2.5 for 1, effected on March 20, 2025.

TRADEMARKS

Gelrin and GelrinC are trademarks of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. None of the reports or studies cited in this prospectus were commissioned by the Company.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our Ordinary Shares, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” and the information incorporated by reference into this prospectus from our filings with the SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Unless the context otherwise requires, references in this prospectus to the “Company,” “Regentis,” “we,” “us,” “our” and other similar designations refer to Regentis Biomaterials Ltd.

Company Overview

We are a regenerative medicine company dedicated to developing innovative tissue repair solutions that restore the health and enhance the quality of life of patients. Our current efforts are focused on orthopedic treatments using our Gelrin platform based on degradable hydrogel implants to regenerate damaged or diseased tissue (inflamed cartilage and bone tissue). Gelrin is a unique hydrogel matrix of polyethylene glycol diacrylate (a polymer involved in tissue engineering) and denatured fibrinogen (a biologically inactivated protein that normally has a role in blood clotting). Our lead product is GelrinC, a cell-free, off-the-shelf hydrogel that is cured into an implant in the knee for the treatment of painful injuries to articular knee cartilage.

To our knowledge, there is currently no approved off-the-shelf product in the United States for the cartilage repair market. GelrinC potentially offers a solution that, we believe, gives surgeons a cost-effective product and a simple-to-perform procedure providing patients with sustained pain relief and functional improvement. GelrinC is already approved as a device with a Conformité Européenne, or CE mark in Europe, and we plan to look for strategic partners in Europe in connection therewith. With GelrinC, we aim to develop a product for the treatment of an unmet need for the market of cartilage injuries in the knee. We believe our product offers a simple, and economic procedure, allowing patients a comparatively quick recovery with potentially long-term outcomes. In addition, we have 27 granted patents and 4 pending patent applications covering, in a large number of countries, compositions, delivery device, surgical and manufacturing features.

In the Pilot Study, 56 patients were treated with GelrinC for articular cartilage injuries. The improvements observed in the Knee Injury and Osteoarthritis Outcome Score, or KOOS, and Virtual Analog Scale, or VAS, pain measurement scores taken over two years were superior (100% greater improvement) to those seen with the traditional microfracture (the current “gold standard”) procedure. Additionally, patients continued to report further improvement and greater pain reduction of their knee and associated problems using GelrinC for four years.

Based on these results, the Food and Drug Administration, or FDA, granted Regentis an investigational device exemption, or IDE, for our pivotal trial, permitting pre-market approval application, or PMA, submission with two-year follow up data of 80 patients, with an additional 40 patients to be treated thereafter. The pivotal trial is currently being conducted in the United States and Europe. So far, we have recruited and treated 47 patients out of the required 80 initial patients, under the FDA sanctioned protocol. The protocol is an open label study, with one arm only (treatment), using our own historical control (microfracture). 43 patients out of the 47 patients recruited so far have completed the two-year follow up in this trial. We expect to complete the recruitment of patients during the third quarter of 2026.

Recent Developments

Collaboration with Humanitas Hospital

On April 16, 2026, we announced a collaboration with Humanitas Research Hospital in Milan, Italy, one of Europe’s leading academic medical centers in orthopedics and sports medicine. This collaboration is currently in the process of being formalized, and is expected to support the Company’s expanding clinical activities in Europe where GelrinC® already has CE Mark approval in the treatment of knee cartilage repair and further strengthen engagement with leading orthopedic surgeons across the European Union.

Management Changes

On December 31, 2025, Dr. Eli Hazum resigned as the Chief Executive Officer of the Company effective as of such date. On the same day, the Company appointed Dr. Ehud Geller, the Chairman of the Company’s board of directors, as Chief Executive Officer, effective as of such date.

On February 5, 2026, Mr. Ori Gon was appointed as our Chief Financial Officer, replacing Mr. Arie Gordashnikov. Mr. Gordashnikov continues to provide financial and accounting services to the Company as the Company’s Chief Accounting Officer.

On February 19, 2026, Dr. Galit Reske was appointed as Chief Medical Officer of the Company and she commenced her role in April 2026.

Initial Public Offering

On December 5, 2025, we closed our initial public offering of 1,250,000 Ordinary Shares at a public offering price of $8.00 per Ordinary Share, for aggregate gross proceeds of $10 million prior to deducting underwriting discounts and other offering expenses. Net proceeds from the offering were approximately $8.1 million. The Ordinary Shares began trading on the NYSE American under the ticker symbol “RGNT” on December 4, 2025.

There have been no material changes in the intended use of net proceeds from our initial public offering as described under the heading “Use of Proceeds” in our final prospectus filed with the SEC on December 4, 2025.

Business Overview

We are a regenerative medicine company dedicated to developing innovative tissue repair solutions that restore the health and enhance quality of life of patients. Our current efforts are focused on orthopedic treatments using our Gelrin platform based on degradable hydrogel implants to regenerate damaged or diseased tissue (inflamed cartilage and bone tissue). Gelrin is a unique hydrogel matrix of polyethylene glycol diacrylate (a polymer involved in tissue engineering) and denatured fibrinogen (a biologically inactivated protein that normally has a role in blood clotting). Our lead product is GelrinC, a cell-free, off-the-shelf hydrogel that is cured into an implant in the knee for the treatment of painful injuries to articular knee cartilage.

To our knowledge, there is currently no approved off-the-shelf product in the United States for the cartilage repair market. GelrinC potentially offers a solution that we believe, gives surgeons a cost-effective product and a simple-to-perform procedure providing patients with sustained pain relief and functional improvement. GelrinC is already approved as a device with a CE mark in Europe, and we plan to look for strategic partners in Europe in connection therewith. With GelrinC, we aim to develop a product for the treatment of an unmet need for the market of cartilage injuries in the knee. We believe our product offers a simple, and economic procedure, allowing patients for a comparatively quick recovery with potentially long-term outcomes. In addition, we have 27 granted patents and 4 pending patent applications covering, in a large number of countries, compositions, delivery device, surgical and manufacturing features.

In the Pilot Study, 56 patients were treated with GelrinC for articular cartilage injuries. The improvements observed in the KOOS and VAS pain measurement scores taken over two years were superior (100% greater improvement) to those seen with the traditional microfracture (the current “gold standard”) procedure. Additionally, patients continued to report further improvement and greater pain reduction of their knee and associated problems using GelrinC for four years.

Based on these results, the FDA has granted Regentis an IDE for our pivotal trial, permitting PMA submission with two-year follow up data of 80 patients, with an additional 40 patients to be treated thereafter. The pivotal trial currently being conducted in the United States and Europe. So far, we have recruited and treated 47 patients out of the required 80 initial patients, under the FDA sanctioned protocol. The protocol is an open label study, with one arm only (treatment), using our own historical control (microfracture). 43 patients out of the 47 patients recruited so far have completed the two-year follow up in this trial. We expect to complete the recruitment of patients during the third quarter of 2026.

Our Market and Opportunity

To our knowledge, there is currently no approved off-the-shelf product in the United States for the cartilage repair market. GelrinC potentially offers a solution that gives surgeons a cost-effective product and a simple-to-perform procedure providing patients with sustained pain relief and functional improvement.

We believe that GelrinC will offer a cost effective, off-the-shelf product that is simple to use, requiring approximately a 10-minute procedure and from the Company’s experience with patients who have been treated thus far, an average two-week recovery period.

GelrinC is already approved as a device with a CE mark in Europe, and we plan to look for strategic partners in Europe in connection therewith. With GelrinC, we aim to develop a product for the treatment of an unmet need for the market of cartilage injuries in the knee. We believe that our product offers a simple and economic procedure, allowing patients for a comparatively quick recovery with potential for long-term outcomes. As of March 1, 2026, we have 27 granted patents and 4 pending patent applications covering, in a large number of countries, compositions, delivery device, surgical and manufacturing features.

Knee cartilage injuries can be caused either by acute or repetitive trauma due to daily function, including those caused by sports activity. Knee cartilage does not usually heal by itself when injured. Without treatment, cartilage injuries may progress and cause degeneration of joints, osteoarthritis, and possibly require total knee replacement. According to an article published in April 2020 on the Harvard Health Publishing of Harvard Medical School Website, the cartilage repair market in general, is a large sector of orthopedic medicine and currently represents an estimated overall annual market opportunity of about 750,000 arthroscopic knee operations in the United States at a cost of $4 billion. According to an article published in PubMed Central (National Library of Medicine), articular cartilage injuries are present in 60% to 66% of knees undergoing arthroscopy, meaning that there are an average of 472,500 articular cartilage repair procedures annually.

The Current Standard of Care – Microfracture Surgery

Currently, the standard of care procedure for cartilage injuries is microfracture surgery, which involves cleanup of the wound and creation of tiny punctures in the underlying bone. Because the cartilage produced from microfracture surgery tends to be fibrous, the cartilage is more prone to deterioration after a short period of time, with such relief from microfracture surgery lasting on average between eight to fourteen months. Unlike microfracture surgery, treatment using GelrinC does not produce fibrous cartilage, but instead has been shown to grow hyalin-like cartilage, which is the autologous natural cartilage of the patient.

Competing Therapies for Cartilage Repair

Beyond microfracture surgery, current commercial therapies for cartilage repair generally involve the use of autologous cells harvested from the patient’s own healthy tissue. This approach has numerous disadvantages including:

●	The need for expensive cell expansion facilities and the requirement for two surgical procedures.

●	The price for such autologous procedures is approximately $40,000 in the United States.

●	There are also allogeneic cartilage products (BioCartilage and Neo) sourced from cadavers, which, based on our experience, are not preferred by surgeons except for in unique cases.

Due to the complexity, source and cost of alternatives, orthopedic surgeons with whom we have consulted have expressed a strong preference for a simple, ‘off-the-shelf’ product that can be delivered through a single open or minimally invasive approach. There is also another technology, CartiHeal’s (acquired by Smith & Nephew in January 2024) Agili-C, which was approved by the FDA in March 2022, that utilizes pre-formed implants that consist of a two layer plug, of which the lower layer is a mineral/coral material that has been shaped to be inserted into a hole drilled into bone, which part is expected to assimilate with the bone, and the upper layer part is a scaffold intended to serve as a growth host for the cartilage cells. This pre-formed implant requires special fitting and drilling into the bone and related cartilage lesion and in order to accommodate the lower layer of the implant (the scaffold), the surgeon must drill down into the underlying bone even though the bone is often healthy. It is worthwhile mentioning that a minute fraction of patients present themselves with bone involvement while an overwhelming majority have only cartilage injuries.

Our Strategy

We aim to provide patients with safe, effective, simple, lasting treatments that are cost effective. With our lead product, GelrinC, patients may be treated for cartilage injuries in the knee with an off-the-shelf product by a short and simple procedure that is highly cost effective.

Our first priority is to complete patient enrollment and required follow-up of our GelrinC pivotal trial on the critical path to FDA approval.

●	We aim to complete our GelrinC pivotal trial, and if successful, we plan to apply for PMA marketing approval.

●	If and when GelrinC is approved for commercial sale, we intend to market the product in the United States with a strategic partner. Our reimbursement strategy will be to obtain a Current Procedural Terminology, or CPT, code based on articles of innovation. In addition, we intend to capitalize on the opportunity and carry out post-approval trials in a number of additional injuries including elbow, wrist and ankle, in an effort to become the cartilage leader in this market.

●	We have obtained a CE mark for marketing approval for GelrinC in Europe and plan to look for a strategic partner in connection therewith, in parallel to seeking FDA approval.

●	We plan to build on our Gelrin platform technology to broaden our product base. Our Gelrin family of products is a unique one that can be used for other injuries and we intend to develop a pipeline of products that can be used for additional tissue regeneration opportunities.

Our Solution – Cartilage Regeneration Through Stimulating the Body’s Natural healing Process

Gelrin is a family of hydrogels that derive their unique physical and chemical properties from polymer chains crosslinked with trace quantities of denatured protein. In the body, Gelrin is eroded and resorbed over time through a pre-programmed and controlled gradual surface degradation process, meaning that the GelrinC implant covers the entire wound, so the cells that naturally want to migrate to the damaged tissue in situations where there is nothing holding them back or preventing them from migration, are unable to migrate due to the GelrinC implant and are controlled, which allows for the receding implant to allow the surrounding cells to regenerate the cartilage in a controlled and synchronous process. The body of this receding mass acts to stimulate the body’s natural healing process, by guiding the migration and organization of cells involved in tissue repair doing so in a gradual process over time. Gelrin is applied in liquid form allowing it to completely fill the entire tissue defect and is then cured into a rubbery implant by the use of ultraviolet, or UV, light. It can be introduced into narrow bone crevices or large spaces, open or closed.

GelrinC is specifically designed for the repair of articular cartilage defects in the knee caused by acute trauma or repetitive use. It is delivered directly to fill the injury site using a delivery device, Stelar, which seals the lesion during the procedure, and through which the GelrinC liquid is delivered, and from which the curing UV light is projected. Once the liquid GelrinC has filled the defect, it is cured in place into an elastomeric implant by photo-curing under UV light for 90 seconds. The implant then starts eroding in conjunction with the advancing cartilage tissue from the outside edges of the lesion inward. Following a period of approximately six to nine months, the implant is completely eroded, resorbed and the injury’s surface is covered by newly formed hyaline-like cartilage produced by the patient’s own body. The primary mode of action of GelrinC is presenting a smooth, impenetrable, neutral surface to the reproduced cartilage cells. The enabling surface erosion completes this mechanism with a receding implant in a planned synchrony with the newly formed cartilage tissue.

Mode of Action of GelrinC:

1. Stelar delivery device membrane covers cartilage lesion. Using a syringe GelrinC is introduced into the lesion.	2. Upon filing of the lesion, UV beam cures GelrinC into a soft rubbery implant.

3. As GelrinC implant recedes and resorbs, the cartilage lesion rim creates aggregates and new cartilage tissue filling up the void created by the retreating implant.	4. At the end of 6-9 months with functioning knee, GelrinC implant is resorbed and new cartilage covers the treated lesion.

As demonstrated in the Pilot Study, the advantages of GelrinC include:

●	An off-the-shelf product for cartilage repair;

●	A new class of a-cellular product solution;

●	Polyethylene glycol, or PEG, implant preventing cellular migration as a primary mode of action and further aided by denatured fibrinogen-controlled erosion for the regeneration of hyaline-like cartilage;

●	Initial state as liquid form provides for complete and optimal defect filling and subsequent curing hardens it into a more solid body, and holding it in place;

●	Single, 10 minutes surgical procedure;

●	Implantable via open or minimally-invasive surgical techniques;

●	Manufacturing process allows for low cost of goods and scalability; and

●	Intended for the repair of focal defects in cartilage and/or osteochondral defects.

All of these advantages were demonstrated in the Pilot Study where the recovery of the patient took approximately two weeks of non-weight bearing activity, and led to a full recovery within three to six months. Additionally, 100% of the participants who were followed up with in the Pilot study reported no pain in their recovery through at least four years thereafter. See Completed Pilot Study below for further details.

Future Products; Additional Applications

Based on similarity of mechanism of action for cartilage and based on animal studies performed by the Company for osteoarthritis, we believe that in the future, our Gelrin technology platform may also provide a solution to osteoarthritis and other cartilage injuries related to the ankle, wrist, and elbow.

●	GelrinP – a paste form of GelrinC, which is cured with UV light, developed for treatment of injuries in smaller joints like the ankle, wrist, and elbow.

●	GelrinV – Novel intra-articular injectable gel, long-lasting with pro-healing capabilities. It is a thermo-responsive, hydrophobic polymer, which is injected as a thin liquid, and turns into a thick gel at body temperature. Targeted for treatment of moderate osteoarthritis.

Clinical Development of GelrinC

Completed Pilot Study

In medical devices, the efficacy trial first tested on larger groups of patients is called a pilot study. We carried out the Pilot Study on 56 patients that were treated with GelrinC and followed up for up to four years in multiple sites in Northern Europe and Israel. The primary efficacy endpoints were changes from baseline for overall KOOS scores and KOOS pain subscale at 18 months and the primary efficacy end points were met. No serious adverse events were observed in the completed Pilot Study. In addition to pre-clinical studies we conducted for GelrinC, the Pilot Study we carried out was the sole study we used in order to obtain approval of GelrinC as a medical device in Europe in 2017. The near and long-term improvements in KOOS and VAS scores which are the commonly used scales with which pain is measured and the imaging diagnostic measurements of MRI, MOCART taken, were superior to those seen with the traditional microfracture procedures, which microfracture results were used in both the Pilot study and current ongoing pivotal trial (referenced below), and these results continued to improve over the four years follow up period. Presented hereunder are the main findings from these trials. At two years, the resultant KOOS score for GelrinC provided an improvement of about 100% greater pain reduction than that of historical microfracture procedure data, as seen in Pilot Study Data figure chart below where we received a KOOS score of about 28 for GelrinC at two years, with microfracture having a KOOS score of about 14 at two years. Microfracture is considered the “gold standard” among the various commonly used procedures for the treatment of these patients. Based on MRI images, the MOCART qualitative score for GelrinC has reached a score over 80, within 24 months. After two years, the resultant KOOS score for GelrinC continued to show improvement over the course of an additional 24 months (so far, 44 patients out of the 56 patients followed up at 18 months and 42 out of 56 patients followed up at 24 months; about 80% and 75% of the initial 56 patients, respectively).

Pilot Study Data

The KOOS is a patient-reported outcome measurement instrument, developed to assess the patient’s opinion about their knee and associated problems. The KOOS evaluates both short-term and long-term consequences of knee injury and also consequences of primary osteoarthritis, or OA. It holds 42 items in five separately scored subscales: KOOS Pain, KOOS Symptoms, Function in daily living, or KOOS ADL, Function in Sport and Recreation, or KOOS Sport/Rec, and knee-related Quality of Life, or KOOS QOL (Roos and Lohmander 2003). The score above is presented in percentages.

The MOCART score is a 9-part and a 29-item scoring system, resulting in a final cartilage repair tissue score between 0 and 100 points; 0 points represents the worst imaginable score, while 100 points represent the best imaginable score. When patients measure pain, they sometimes fill out reports with subjective answers, and therefore we also use an MRI criterion (i.e., MOCART) to measure pain, which provides an objective pain score response calculation. A P-value is a statistical measurement used to validate a hypothesis against observed data. A P-value measures the probability of obtaining the observed results, assuming that the null hypothesis is true. The lower the P-value, the greater the statistical significance of the observed difference. A P-value of P<0.05 is deemed statistically significant, as there is less than a 5% probability the results are random.

Ongoing Pivotal Trial

To obtain marketing approval in the United States, we are currently carrying out a pivotal clinical trial for PMA in multiple sites in the United States, Europe and Israel under an FDA approved Investigational Device Exemption, or IDE. The number of patients, with 24 months follow-up, required for PMA submission is 80, with an additional 40 patients to be treated afterward. Currently, the Company is midway in enrolling patients in this trial which was initiated in November 2017 and expects to complete the recruitment of patients during the third quarter of 2026.

The advantages gained with the GelrinC IDE:

●	Fewer patients to screen and enroll, creating a faster, more efficient trial;

●	Microfracture (control) results already known;

●	Confidence based on same product, same clinical protocol, and the same control as the 56 patient Pilot Study compared to the 80 patients required for the pivotal trial for PMA submission;

●	47 of the required 80 patients in the pivotal trial have already been recruited and treated to-date (43 of which have completed the two-year follow up in this trial); and

●	The enrollment profile of the first 47 patients in the pivotal trial is highly matched with the control patients’ profile, which we believe indicates a high likelihood of success in the outcome for the pivotal trial.

The FDA has allowed the Company the use of microfracture historical data, licensed by the Company from TiGenix NV, or TiGenix, as historical control for the study, thus allowing for a more efficient and less costly trial, which may ultimately lead to a shorter time to market. See Data “Intellectual Property— Agreement with TiGenix” below.

TiGenix’s study was a Phase III, multicenter, open-label, randomized controlled trial of its intended product, ChondroCelect® in an Autologous Chondrocyte Implantation procedure compared to the procedure of microfracture in the repair of symptomatic cartilage lesions of the knee. In that study, 51 participants were treated with characterized chondrocyte (cell) implantation, or CCI, and 61 participants were treated with microfracture as the control. The primary end-points in that study were histology and KOOS. Historical data is commonly used by agreement of the FDA and is so identified in the Code of Federal Regulations. The FDA agreed to allow the Company to use this data in our Phase III study after reviewing the TiGenix data and after observing that other companies were abstaining from doing cartilage repair clinical trials due to recruitment difficulties. Patients who complain about knee pain may suffer from one or multiple knee pathologies (e.g., ACL, meniscus or cartilage lesions), a fact that is making recruitment very difficult in search of patients who have only cartilage lesions and thus requiring recruitment and screening of many patients in order to remain with the required number of patients who have just the one cartilage injury. In our unique trial design, GelrinC efficacy is compared to historical microfracture (the current “gold standard”) procedure efficacy data. The FDA agreed that the data of 80 patients with two-year follow-up data is sufficient for PMA submission for approval. The primary endpoints are KOOS pain scores and Function in Daily Living, or ADL, scores at 24 months, with secondary endpoints being, overall KOOS scores and modified MOCART scores at 24 months.

To date, the Company has treated 47 patients out of the 80 required for submission (43 of which have completed the two-year follow up in this trial). We expect to complete the pivotal trial within 2.5 years, consisting of six months for the recruitment and treatment of the remaining 33 patients and two years of follow-up from the treatment of the last patient. We believe that we will be in position to recruit the remaining required 33 patients across multiple centers within this time frame. Our expected timeline takes into consideration that we have already built the study infrastructure, expanding sites recruitment, and finalized agreements with hospitals and institutional review boards. Since most of this is done and the sites are more available having done the two-year follow up, we believe that they will be able to more efficiently rejoin the recruitment process.

The primary objectives for the pivotal trial are to evaluate the 6, 12, 18 and 24-month post-treatment safety of GelrinC, and evaluate the performance and efficacy of the GelrinC procedure at various time points.

The patient profile of the pivotal trial’s first 40 patients is highly matched with the control patients’ profile with regard to inclusion and exclusion criteria and with the patient population of the Pilot Study. A third-party biostatistics analysis of the two patient populations demonstrated a higher level of matching between historical control patients and those treated so far in the Pivotal Study, when compared to the Pilot Study, which led them to claim a higher likelihood of success in the outcome for the Pivotal Study.

We have recruited and treated 47 patients for the Pivotal Study out of the 80 required for submission (43 of which have completed the two-year follow up in this trial). We intend to recruit the remaining patients during the third quarter of 2026 and we further expect to sumit our PMA by the end of 2027. We are now performing follow-up testing of the treated patients. No serious adverse events have been observed in the pivotal trial.

Research and Development

Having grown out of research from The Technion Israel Institute of Technology, our commitment to research and innovation is best witnessed by the development we carried out on GelrinC to-date from the underlying science and our close relationship with our founder Professor Dror Seliktar of The Technion. We believe we have the expertise onboard to continue to build our product lines, including advancing future products and additional applications (such as GelrinP).

Intellectual Property

Our success will depend in part on obtaining and maintaining patents, trade secrets and other intellectual property and protection of our technology, current and future product candidates and methods used to develop and manufacture them. We cannot be sure that any of our currently pending patent applications or with respect to any patent applications that we file in the future will be granted, nor can we be sure that our existing patents or any patents that may be granted to us in the future will be sufficient to protect our technology or will not be challenged, invalidated or circumvented. Our success also depends on our ability to operate our business without infringing, misappropriating or otherwise violating any patents and other intellectual property or proprietary rights of third parties.

The scope of patent protection for the major products that are already approved for marketing and/or in development by the Company include granted or issued patents. The main composition of matter patents claim protein-polymer conjugates of an extracellular matrix protein (e.g. fibrinogen) or a serum protein, (e.g., albumin) covalently bound to a synthetic polymer (e.g. polyethylene glycol, polaxamer), as well as uses of these compositions for treating cartilage injuries or osteoarthritis and scaffolds formed from these conjugates. Additionally, there is a family of patents claiming a unique device for effective administration of the compositions to the patient and supplies a source of UVA irradiation that initiates the crosslinking to form the scaffolds.

The scope of the claims of the granted/issued patents covers both GelrinC and GelrinP, including their uses and processes for making them, as well as supplementary protection for a specific device for administration of the compositions. In addition, there are additional pending families of applications that may provide supplementary levels of protection for improvements in the products and the processes of manufacture.

The latest family of patents and patent applications (derived from WO 2017/103924) is directed to a final product (GelrinC). The latest patent applications derived from WO 2017/103924 have already been granted in China, India and Israel. In addition, the patent application in Canada was recently allowed. Other patent applications in the WO 2017/103924 are in an examination process, which will determine if they also mature into actual patents. The product covered by WO 2017/103924 uses a ready–for–use formulation technology which is employed in the final product. WO 2017/103924 also covers a process of manufacturing of GelrinC that avoids the use of acetone, which may become forbidden under advanced guidelines for products introduced into the body. Therefore, we believe that upon approval in different territories, additional patents could provide the Company with sufficient protection from completion even after the expiration dates of the basic patent estate.

GelrinC

The Gelrin technology utilizes a conjugate of denatured fibrinogen and polyethylene glycol and the intended clinical use of this product is to treat focal cartilage injuries. We believe that the Gelrin patent applications will provide protection to the updated products and processes for their manufacture. The latest patent applications, some of which have matured to patents, are designed to protect various improvements to the earliest filed patents, including improvements to the process of production, and ready to use formulations that may be administered from pre-filled syringes and do not require in situ addition of activators prior to use.

The latest family of patent applications is derived from WO 2017/103924 (granted in China, India and Israel, allowed in Canada, and filed in other territories), and the objectives the Company aims to achieve with these applications are to seek to obtain patent protection to cover improved compositions which are being used or which may be used by the Company in the future. The improved compositions that the Company aims to protect with these applications relate to other hydrogels that are formed using Gelrin’s conjugates of polyethylene glycol and denatured fibrinogen. In particular, the conjugates are generated using an improved process that avoids the use of potentially harmful polar organic solvents and are ready for use (GelrinC). The family of patent applications derived from WO 2017/103924 are granted in China, CN 108472413, India, IN 457479 and Israel, IL 259891 and includes pending patent application Nos. US 2022/0105240, EP 3389736, CA 3006695, and JP 2023-180906, which are detailed in the table below. The pending patent applications are still in different stages of examination and may not mature into actual granted patents. Thus, there is a risk that if any one or more family members are not granted, the improved compositions will not be patent protected in their respective territory.

GelrinV and GelrinP

A second “pipeline product” of the Company is designated as GelrinV and it is a product using a conjugate of fibrinogen with a polaxamer (Pluronic) for the treatment of osteoarthritis. The product exhibits thermo-reversible gelation, is water-immiscible and can be delivered using a minimally invasive application. It is designed to a form of a paste in the cavity upon UVA irradiation.

This product is more viscous and better suited for the intended purpose of providing relief from chronic conditions including osteoarthritis. This second potential product is described by the third family of patents derived from WO 2011/07399, which was filed December 16, 2010. Patents from this family are nominally due to expire in December 2030 and include patents Nos. US 8,846,020, EP 2513294, CN 102762715 and IL 220343, which are detailed in the table below.

GelrinP derived from WO 2014/207749 filed June 24, 2014 claims an injectable curable paste that can be shaped to fill defects requiring treatment. The family of patent applications derived from WO 2014/207749 includes patents Nos. US 10,434,215, EP 3013377 and CN 105407933, which are detailed in the table below.

Additional patents

A patent derived from WO 2008/126092, patent No. US 9,624,259, that was filed April 16, 2008, claims conjugates of the serum protein albumin with PEG. This patent may be useful to supplement the protection of GelrinC which may contain albumin as well as fibrinogen.

Patents derived from or related to WO 2015/052708 filed on January 24, 2014 claim an apparatus or method for treatment of cavities in a human body. The patent applications derived include patents Nos. US 9,895,519, US 9,872,705, EP 2874546 (validated in Germany, France and the United Kingdom), CN 106232023 and IL 235270, which are detailed in the table below.

The patent portfolio of the Company includes granted patents that cover the products currently in development and additional families of patents that may provide supplementary protection for those products and further products.

Patents

As of March 1, 2026, our exclusively owned patent portfolio includes twenty-seven (27) issued patents, of which six (6) are U.S. patents and twenty-one (21) are foreign patents, with thirteen (13) of the twenty-one (21) foreign patents being nationally validated in certain European extension/validation states. In addition, one U.S. patent application and three foreign patent applications are pending. The claims of the owned patents and patent applications below are directed toward various aspects of our family of products, methods of their manufacturing, delivery device and research programs.

Effective					Type of
Filing Date	Patent No.	Title	Country	Product	patent protection	Expiry date

Apr. 16, 2008	US 9,624,259	Compositions and methods for scaffold formation	USA	PEG-albumin	Utility patent	Aug. 11, 2029
Dec. 16, 2010	US 8,846,020	Scaffolds formed from polymer-protein conjugates, methods of generating same and uses thereof	USA	GelrinV	Utility patent	Dec. 16, 2030.
Dec. 16, 2010	EP 2513294	Scaffolds formed from polymer-protein conjugates, methods of generating same and uses thereof	Germany, Spain, France, United Kingdom, Italy	GelrinV	Utility patent	Dec. 16, 2030
Dec. 16, 2010	CN 102762715	Scaffolds formed from polymer-protein conjugates, methods of generating same and uses thereof	China	GelrinV	Utility patent	Dec. 16, 2030
Dec. 16, 2010	IL 220343	Scaffolds formed from polymer-protein conjugates, methods of generating same and uses thereof	Israel	GelrinV	Utility patent	Dec. 16, 2030
Jun. 26, 2014	US 10,434,215	Compositions comprising a polymer-protein conjugate and an environmentally-responsive polymer and uses thereof	USA	GelrinP	Utility patents	Jun. 26, 2034

Jun. 26, 2014	EP 3013377	Compositions comprising a polymer-protein conjugate and an environmentally-responsive polymer and uses thereof	Germany, Spain, France, United Kingdom, Italy	GelrinP	Utility patents	Jun. 26, 2034
Jun. 26, 2014	CN 105407933	Compositions comprising a polymer-protein conjugate and an environmentally-responsive polymer and uses thereof	China	GelrinP	Utility patents	Jun. 26, 2034
Oct. 6, 2014	US 9,895,519	Treatment of cavities in a human body	USA	Delivery device	Utility patent	Apr. 16, 2036.
Apr. 6, 2015	US 9,872,705	Treatment of cavities in a human body	USA	Delivery device	Utility patent	Jun. 24, 2035
Oct. 6, 2014	EP 2874546	Apparatus for treatment of cavities in a human body	Germany, France, United Kingdom,	Delivery device	Utility patent	Oct. 6, 2034.
Oct. 6, 2014	CN 106232023	Apparatus for treatment of cavities in a human body	China	Delivery device	Utility patent	Oct. 6, 2034.
Oct. 6, 2014	IL 235270	Apparatus for treatment of cavities in a human body	Israel	Delivery device	Utility patent	Oct. 6, 2034
Dec. 14, 2016	CN 108472413	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	China	GelrinC	Utility patent	Dec. 14, 2036
Dec. 14, 2016	IN 457479	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	India	GelrinC	Utility patent	Dec. 14, 2036
Dec. 14, 2016	IL 259891	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	Israel	GelrinC	Utility patent	Dec. 14, 2036
Dec. 14, 2016	US 12,465,688	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	USA	GelrinC	Utility Patent	March 21, 2038

Patent applications (pending):

Filing Date	Application Publication No.	Title	Country	Product	Type of application	Projected expiry date
Dec. 14, 2016	US 2022/0105240	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	USA	GelrinC	Utility Patent	Dec. 14, 2036
Dec. 14, 2016	EP 3389736	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	Europe	GelrinC	Utility Patent	Dec. 14, 2036
Dec. 14, 2016	JP 2023-180906	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	Japan	GelrinC	Utility Patent	Dec. 14, 2036
Dec. 14, 2016	CA 3006695	Organic solvent free compositions comprising protein-polymer conjugates and uses thereof	Canada	GelrinC	Utility Patent	Dec. 14, 2036

[1]	Nominal expiration date based on earliest effective filing date. Not including any possible future patent term extensions or adjustments.

[2]	As part of our intellectual property strategy, we routinely file new patent applications aimed at protecting improvements and innovations across our product candidates and platforms. We actively manage our patent portfolio to ensure continuity of coverage, including filing newer, more targeted patent applications as older patents near expiration.

Manufacturing and Supply

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of GelrinC. We rely on one from an expanding group of contract manufacturing organizations, or CMOs, who are cGMP compliant and relevant technology qualified. The batches we used for the pivotal trial to-date were manufactured and filled at an Israeli CMO. We intend to add North American and European CMOs when we progress to additional scale-up and commercial launch needs. We currently have commercial supply agreements with our more strategic suppliers in the United States. and Europe and continue to seek additional suppliers for strategically essential materials as well.

Some of the critical materials and components used in manufacturing GelrinC are “off the shelf” components while others are custom-made components for us. We currently have two suppliers, and to our knowledge, both are GMP compliant.

The following are summary descriptions of our two supplier agreements to which we are a party.

Baxter Supply Agreement

On July 24, 2008, we entered into a supply agreement, or the Supply Agreement, with Baxter Healthcare Corporation, or Baxter, and Teva Medical (Marketing) Ltd., or Teva, which was amended and restated on January 6, 2009, pursuant to which we agreed to purchase Tisseel VHSD fibrin sealant Kit, or Tisseel, from Teva, with Teva being Baxter’s exclusive distribution agent in Israel for Tisseel, for manufacturing of GelrinC.

The Supply Agreement had an initial term of 3 years which ended on April 1, 2011 but has an ever-green clause and is automatically renewable for consecutive 1-year terms (with the exception of pricing, which will be re-negotiated 90 days prior to the expiration of the term), unless either party gives notice of termination at least 90 days prior to the then current term. The Supply Agreement may be terminated without cause by Baxter upon 90 days’ prior written notice to the other parties. In addition, either party may terminate the Supply Agreement in the event of a Voluntary Liquidation Event (as defined in the Supply Agreement), including, but not only, insolvency, and an uncured material breach.

Baxter Services Agreement

On February 27, 2018, we entered into a services agreement with Baxter, or the Baxter Services Agreement, pursuant to which we agreed to purchase certain services from Baxter in connection with Teva’s supply of Tisseel under the Agreement for manufacturing of GelrinC.

Under the Services Agreement, Baxter provides us with quality, regulatory and technical support, for up to a maximum aggregate of 40 man-hours per year for all such support. In consideration for receiving such support, we pay Baxter $60,000 per year until we receive FDA approval to market GelrinC in the United States. If we exceed the 40 hours limit, Baxter will charge us $2,500 per any additional hour. Following FDA approval to market GelrinC in the United States, we shall pay Baxter $200,000 per year during the term of this Services Agreement.

The Services Agreement has an initial term of 5 years and is automatically renewable for consecutive 5 years term. According to the Baxter Services Agreement, it at any time during the term of the Baxter Services Agreement, we decide in good faith to commence negotiations with any third party for the acquisition of all or substantially all of our stock or assets, we shall provide a written notice to Baxter at least 10 business day in advance of commencing such negotiations.

In March 2022, following Baxter establishing a local subsidiary in Israel, Teva was taken out of the Baxter Services Agreement and we are, since then, sourcing Tisseel kits from Baxter Israel directly without change in any of the terms.

Competition

We are currently unaware of any off-the-shelf product solutions in the market for cartilage knee repair. There are two main procedures available and already discussed in this prospectus:

(i)	Microfracture, which is non-proprietary, and

(ii)	MACI, an autologous cellular (patient’s own cells) treatment procedures available from Vericel Corp., or Vericel, which is the only commercial offering in the U.S. market. If approved, GelrinC will compete in this market based on its already outlined advantages as an off-the-shelf highly cost-effective product. There are also “modified human tissue” products that are based on allogeneic cartilage matter – BioCartilage, from Arthrex GmbH, which is a paste mixed with PRP (platelet rich plasma or minced cartilage tissue) and Revaflex, a diced cadaver cartilage from ISTO Technologies Inc. These products are often dependent on cadaver tissue and are not frequently used across the patient population.

While Vericel, Arthrex GmbH and Revaflex will present us with competition, we believe that these competitors do not hold a significant market share in cartilage repair which is calculated based on their revenue, amount of procedures they perform annually and the number of cartilage repair cases currently in the market. Other potential competitors, although not yet approved for marketing, may succeed in developing products that could directly compete with GelrinC for market share in cartilage repair, but according to our belief, these other remaining potential competitors are premature, in terms of research and development, in order for us to determine or evaluate what their potential market share significance could be. An additional product named Agili-C, which was developed by CartiHeal (acquired by Smith & Nephew in January 2024), has recently been approved by the FDA. However, to the best of our knowledge, Agili-C has not yet been launched for commercialization.

If our product is approved in the United States, it is highly likely that we will face competition from Vericel. Vericel’s MACI utilizes a cellular procedure requiring two surgeries; one for the biopsy taking out a piece of health cartilage for cellular expansion, and a second which occurs approximately 10 - 12 weeks thereafter for reimplantation of the expanded cell population. This procedure costs &$40,000, with a reported recovery period of 6 weeks. This is a long, complex procedure especially compared to the 10 minute procedure for the delivery of GelrinC, which only involves one surgery.

(1)	Based on Company’s internal measurements of surgery time.

(2)	Bryn M, Vannabouathong C, AlBuhairan B, Bhandari M.Cost of matrix-induced autologous chondrocyte implantation in the United States.Arthroscopy. 2021;37(12):3499–3506.e1.

(3)	Market Cap as of February 13, 2026. Net revenues of $55.7 for MACI in third quarter of 2025

(4)	https://www.smith-nephew.com/en/news/2024/01/10/20240110---sn-completes-acquisition-of-novel-cartilage-regeneration.

Research Grants

Grants under the Israeli Encouragement of Industrial and Development Law

Our research and development efforts have been financed in part through royalty-bearing and non-royalty-bearing grants in an aggregate principal amount of $2.34 million that we received from the Israel Innovation Authority, or IIA, as of December 31, 2025 and December 31, 2024. With respect to the royalty-bearing grants, we are committed to pay royalties at a rate between 3% and 4.5% on sales proceeds from our products that were developed under IIA programs up to the total amount of grants received, linked to the U.S. dollar and bearing interest at an annual rate of SOFR applicable to U.S. dollar deposits.

Grant from the European Commission

We received an approval from the EU through EASME, for our participation in research and development activities. Pursuant to such approval, the EASME will fund research and development expenses of up to total approved budget of approximately 2.2 Million EUR as part of the Horizon 2020 Research and Innovation Framework Programme.

Government Regulation

Our products and our operations are subject to extensive regulation by the FDA and other federal and state authorities in the United States, as well as comparable authorities in foreign jurisdictions. Our products are subject to regulation as medical devices in the United States under the Federal Food, Drug and Cosmetic Act, or the FDCA, as implemented and enforced by the FDA.

United States Regulation

The FDA regulates the development, design, non-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing and distribution, and import and export of medical devices to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, or approval of a PMA. Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to the FDA’s regulations referred to as the General Controls for Medical Devices, which include compliance with the applicable portions of the quality system regulation, or QSR, facility registration and product listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising, and promotional materials. Class II devices are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidance documents.

While most Class I devices are exempt from the 510(k) premarket notification requirement, manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance. Devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are placed in Class III, requiring approval of a PMA. Some pre-amendment devices are unclassified, but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed. We are in the process of pursuing approval of one of our product candidates under a PMA.

510(k) Clearance Marketing Pathway

 To obtain 510(k) clearance, an applicant must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent” to a legally marketed predicate device. A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed before May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. A device is substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (1) the same technological characteristics, or (2) different technological characteristics but the information provided in the 510(k) submission demonstrates that the device does not raise new questions of safety and effectiveness and is at least as safe and effective as the predicate device. The FDA’s 510(k) clearance process usually takes from three to twelve months, but may take longer. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence. In addition, FDA collects user fees for certain medical device submissions and annual fees for medical device establishments.

If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements, or can request a risk-based classification determination for the device in accordance with the “de novo” process, which is a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval or de novo classification. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k), de novo classification or a PMA in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or request the recall of the modified device until 510(k) marketing clearance, approval of a PMA, or issuance of a de novo classification. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.

PMA Approval Pathway

Class III devices require PMA approval before they can be marketed, although some pre-amendment Class III devices for which FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is safe and effective, and the PMA must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to ensure compliance with the QSR. PMA applications are also subject to the payment of user fees, which for fiscal year 2026 includes a standard application fee of $579,272.

The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use(s). The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported PMA approval or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval.

Certain changes to an approved device, such as changes in manufacturing facilities, methods, or quality control procedures, or changes in the design performance specifications, which affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness. FDA may not approve a modification described in a PMA supplement, in which case the modified device cannot be marketed.

Clinical Trials

Clinical trials are almost always required to support a PMA and are sometimes required to support a 510(k) submission. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s IDE regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective before commencing human clinical trials. If the device under evaluation does not present a significant risk to human health, then the device sponsor is not required to submit an IDE application to the FDA before initiating human clinical trials, but must still comply with abbreviated IDE requirements when conducting such trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.

Regardless of the degree of risk presented by the medical device, clinical studies must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.

During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits.

Post-Market Regulation

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

●	establishment registration and device listing with the FDA;

●	QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

●	labeling regulations and FDA prohibitions against the promotion of investigational products, or the promotion of “off-label” uses of cleared or approved products;

●	requirements related to promotional activities;

●	clearance or approval of product modifications to PMA approved devices that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices, or approval of certain modifications to PMA-approved devices;

●	medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

●	correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

●	the FDA’s recall authority, whereby the agency can order device manufacturers to recall from the market a product that is in violation of governing laws and regulations; and

●	post-market surveillance activities and regulations, which apply when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the FTC and by state regulatory and enforcement authorities. Recently, promotional activities for FDA-regulated products have been the subject of enforcement action brought under health care reimbursement laws and consumer protection statutes. Competitors and others can also initiate litigation relating to advertising claims under the federal Lanham Act and similar state laws. In general, if the FDA determines that our promotional materials or training constitutes promotion of an unapproved or uncleared use, then it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved or uncleared use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Manufacturing processes for medical devices are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, device history file, and complaint files. As a manufacturer, we are subject to periodic scheduled or unscheduled inspections by the FDA. Failure to maintain compliance with the QSR requirements could result in the shut-down of, or restrictions on, manufacturing operations and the recall or seizure of marketed products. The discovery of previously unknown problems with any marketed products, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or off-label by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that a manufacturer has failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

●	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

●	recalls, withdrawals, or administrative detention or seizure of our products;

●	operating restrictions or partial suspension or total shutdown of production;

●	refusing or delaying requests for PMA approvals of new products or modified products;

●	withdrawing PMA approvals that have already been granted;

●	refusal to grant export approvals for our products; or

●	criminal prosecution.

Coverage and Reimbursement

In the United States, our currently approved products are commonly treated as general supplies utilized in orthopedic surgery and if covered by third-party payors, are paid for as part of the surgical procedure. Outside of the United States, there are many reimbursement programs through private payors as well as government programs. In some countries, government reimbursement is the predominant program available to patients and hospitals. Our commercial success depends in part on the extent to which governmental authorities, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for the procedures during which our products are used. Failure by physicians, hospitals, ambulatory surgery centers and other users of our products to obtain sufficient coverage and reimbursement from third-party payors for procedures in which our products are used, or adverse changes in government and private third-party payors’ coverage and reimbursement policies could materially adversely affect our business, financial condition, results of operations and prospects.

Based on our experience to date, third-party payors generally reimburse for the surgical procedures in which our products are used only if the patient meets the established medical necessity criteria for surgery. Some payors are moving toward a managed care system and control their health care costs by limiting authorizations for surgical procedures, including elective procedures using our devices. Although no uniform policy of coverage and reimbursement among payors in the United States exists and coverage and reimbursement for procedures can differ significantly from payor to payor, reimbursement decisions by particular third-party payors may depend upon a number of factors, including the payor’s determination that use of a product is:

●	a covered benefit under its health plan;

●	appropriate and medically necessary for the specific indication;

●	cost effective; and

●	neither experimental nor investigational.

Third-party payors are increasingly auditing and challenging the prices charged for medical products and services with concern for upcoding, miscoding, using inappropriate modifiers, or billing for inappropriate care settings. Some third-party payors must approve coverage for new or innovative devices or procedures before they will reimburse health care providers who use the products or therapies. Even though a new product may have been cleared for commercial distribution by the FDA, we may find limited demand for the product unless and until reimbursement approval has been obtained from governmental and private third-party payors.

A key component in ensuring whether the appropriate payment amount is received for physician and other services, including those procedures using our products, is the existence of a common procedural terminology code, or CPT code, to describe the procedure in which the product is used. To receive payment, health care practitioners must submit claims to insurers using these codes for payment for medical services. CPT codes are assigned, maintained and annually updated by the American Medical Association and its CPT Editorial Board. If the CPT codes that apply to the procedures performed using our products are changed or deleted, reimbursement for performances of these procedures may be adversely affected.

In the United States, some insured individuals enroll in managed care programs, which monitor and often require pre-approval of the services that a member will receive. Some managed care programs pay their providers on a per capita (or per patient) basis, which puts the providers at financial risk for the services provided to their patients by paying these providers a predetermined payment per member per month and, consequently, may limit the willingness of these providers to use our products.

We believe the overall escalating cost of medical products and services being paid for by the government and private health insurance has led to, and will continue to lead to, increased pressures on the health care and medical device industry to reduce the costs of products and services. All third-party reimbursement programs are developing increasingly sophisticated methods of controlling health care costs through prospective reimbursement and capitation programs, group purchasing, redesign of benefits, requiring second opinions before major surgery, careful review of bills, encouragement of healthier lifestyles and other preventative services and exploration of more cost-effective methods of delivering health care.

In addition to uncertainties surrounding coverage policies, there are periodic changes to reimbursement levels. Third-party payors regularly update reimbursement amounts and also from time to time revise the methodologies used to determine reimbursement amounts. This includes routine updates to payments to physicians, hospitals and ambulatory surgery centers for procedures during which our products are used. These updates could directly impact the demand for our products.

Health Care Reform

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in health care systems with the stated goals of containing health care costs, improving quality or expanding access. Current and future legislative proposals to further reform health care or reduce health care costs may limit coverage of or lower reimbursement for the procedures associated with the use of our products. The cost containment measures that payors and providers are instituting and the effect of any health care reform initiative implemented in the future could impact our revenue from the sale of our products.

In the United States, the implementation of the ACA for example, has changed health care financing and delivery by both governmental and private insurers substantially, and affected medical device manufacturers significantly. The ACA, among other things, provided incentives to programs that increase the federal government’s comparative effectiveness research, and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain health care services through bundled payment models. Additionally, the ACA expanded eligibility criteria for Medicaid programs and created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, the Budget Control Act of 2011, among other things, reduced Medicare payments to providers by 2% per fiscal year and, due to subsequent legislative amendments to the statute, will remain in effect through 2031, unless additional Congressional action is taken. Additionally, the American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Medicare Access and CHIP Reauthorization Act of 2015, or CHIP, repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments that are based on various performance measures and physicians’ participation in alternative payment models, such as accountable care organizations.

Further, the One Big Beautiful Bill Act of 2025, or OBBBA, went into effect on July 4, 2025, and greatly modified Medicaid reimbursements and enrollment. For instance, OBBBA modified Medicaid recipient enrollment requirements to include work requirements and periodic eligibility determinations, all of which could reduce Medicaid enrollment. These reforms could lower Medicaid enrollment and reduce Medicaid reimbursements for any of our product candidates.

We expect additional state and federal health care reform measures to be adopted in the future, particularly in light of the new presidential administration, some of which could limit the amounts that federal and state governments will pay for health care products and services, which could result in reduced demand for our products or additional pricing pressure.

European Union Regulation

In order to sell our products in member states of the European Union, or EU, our products must comply with the general safety and performance requirements of the EU Medical Devices Regulation, or Regulation (EU) No 2017/745), which repealed and replaced the EU Medical Devices Directive (Council Directive 93/42/EEC) and the Active Implantable Medical Devices Directive (Council Directive 90/385/EEC).

Compliance with these requirements is a prerequisite to be able to affix the European Conformity, or CE, mark to our products, without which they cannot be sold or marketed in the EU. All medical devices placed on the market in the EU must meet the general safety and performance requirements laid down in Annex I to the EU Medical Devices Regulation including the requirement that a medical device must be designed and manufactured in such a way that, during normal conditions of use, it is suitable for its intended purpose. Medical devices must be safe and effective and must not compromise the clinical condition or safety of patients, or the safety and health of users and – where applicable – other persons, provided that any risks which may be associated with their use constitute acceptable risks when weighed against the benefits to the patient and are compatible with a high level of protection of health and safety, taking into account the generally acknowledged state of the art. The European Commission has adopted various standards applicable to medical devices. These include standards governing common requirements, such as sterilization and safety of medical electrical equipment and product standards for certain types of medical devices. There are also harmonized standards relating to design and manufacture. While not mandatory, compliance with these standards is viewed as the easiest way to satisfy the general safety and performance requirements as a practical matter, as it creates a rebuttable presumption that the device satisfies the general safety and performance requirements.

To demonstrate compliance with the general safety and performance requirements we must undergo a conformity assessment procedure, which varies according to the type of medical device and its (risk) classification. As a general rule, demonstration of conformity of medical devices and their manufacturers with the general safety and performance requirements must be based, among other things, on the evaluation of clinical data supporting the safety and performance of the products during normal conditions of use. Specifically, a manufacturer must demonstrate that the device achieves its intended performance during normal conditions of use, that the known and foreseeable risks, and any adverse events, are minimized and acceptable when weighed against the benefits of its intended performance, and that any claims made about the performance and safety of the device are supported by suitable evidence. Except for low-risk medical devices (Class I), where the manufacturer can issue an EU Declaration of Conformity based on a self-assessment of the conformity of its products with the requirements of the MDR (except for any parts which relate to sterility, metrology or reuse aspects), a conformity assessment procedure requires the involvement of an organization designated by a member state of the EU to conduct conformity assessments, or a notified body. Depending on the relevant conformity assessment procedure, the notified body would typically audit and examine the technical documentation and the quality management system for the life cycle of our devices. If satisfied that the relevant product conforms to the relevant essential requirements, the notified body issues certificates of conformity, which the manufacturer uses as a basis for its own declaration of conformity. The manufacturer may then apply the CE mark to the device, which allows the device to be placed on the market throughout the EU. If we fail to comply with applicable EU laws and regulations, and corresponding EU member state laws, we would be unable to affix the CE mark to our products, which would prevent us from selling them within the EU.

The aforementioned EU rules are generally applicable in the EEA, which consists of the 27 EU member states plus Norway, Liechtenstein and Iceland. Non-compliance with the above requirements would also prevent us from selling our products in these three countries.

Federal, State and Foreign Fraud and Abuse and Physician Payment Transparency Laws

In addition to FDA restrictions on marketing and promotion of devices, other federal and state laws restrict our business practices. These laws include, without limitation, foreign, federal, and state anti-kickback and false claims laws, as well as transparency laws regarding payments or other items of value provided to health care providers.

The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind to induce or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal health care programs. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal health care covered business, the federal Anti-Kickback Statute has been violated. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The majority of states also have anti-kickback laws which establish similar prohibitions and, in some cases, may apply more broadly to items or services covered by any third-party payor, including commercial insurers and self-pay patients.

The federal False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment or approval to the federal government or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. In addition, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Private parties may initiate “qui tam” whistleblower lawsuits against any person or entity under the federal civil False Claims Act in the name of the government and share in the proceeds of the lawsuit.

The Civil Monetary Penalty Act of 1981 imposes penalties against any person or entity that, among other things, is determined to have presented or caused to be presented a claim to a federal health care program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent, or offering or transferring remuneration to a federal health care beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier. These penalties include monetary fines ranging from $2,670 and $127,973 per violation and exclusion from participation in a federal health care program such as Medicare and Medicaid, meaning that items and services provided by excluded entities are not directly or separately billable to federal health care programs.

The Health Insurance Portability and Accountability Act, or HIPAA, also created additional federal criminal statutes that prohibit among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

Additionally, there has been a recent trend of increased foreign, federal, and state regulation of payments and transfers of value provided to health care professionals or entities. The federal Physician Payments Sunshine Act imposes annual reporting requirements on certain drug, biologics, medical supplies and device manufacturers for which payment is available under Medicare, Medicaid or CHIP for payments and other transfers of value provided by them, directly or indirectly, to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other health care providers, and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Such obligations include payments and other transfers of value provided in the previous year to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants and certified nurse midwives. Certain foreign countries and U.S. states also mandate implementation of commercial compliance programs, impose restrictions on device manufacturer marketing practices and require tracking and reporting of gifts, compensation and other remuneration to health care professionals and entities.

Penalties for violation of any of the health care laws described above or any other governmental regulations that apply to us include, without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, refusal to allow us to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, and the curtailment or restructuring of an entity’s operations.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our future business activities could be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements with third parties will comply with applicable laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other health care laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded health care programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded health care programs.

Privacy and Security of Health Information

Various federal and state laws protect the privacy and security of health information. For example, HIPAA protects the privacy and security of individually identifiable health information by limiting its use and disclosure. Many states have implemented similar laws to limit the use and disclosure of patient specific health information.

The HIPAA transaction regulations establish form, format and data content requirements for most electronic healthcare transactions, such as healthcare claims that are submitted electronically. The HIPAA privacy regulations establish comprehensive requirements relating to the use and disclosure of PHI. The HIPAA security regulations establish minimum standards for the protection of PHI that is stored or transmitted electronically. The HIPAA breach notification regulations establish the applicable requirements for notifying individuals, the United States Department of Health and Human Services, or HHS, and the media in the event of a data breach affecting protected health information. Violations of the privacy, security and breach notification regulations are punishable by civil and criminal penalties.

The American Recovery and Economic Reinvestment Act of 2009, or ARRA, increased the amount of civil monetary penalties that can be imposed for violations of HIPAA, and the amounts are updated annually for inflation. For 2026, penalties for HIPAA violations can range from $145 to $2,190,294 per violation with a maximum fine of $2,190,294 for identical violations during a calendar year. ARRA also authorized state attorneys general to bring civil enforcement actions under HIPAA, and attorney generals are actively engaged in enforcement. These penalties could be in addition to other penalties assessed by a state for a breach which would be considered reportable under the state’s data breach notification laws.

The Health Information Technology for Economic and Clinical Health, or HITECH, was enacted in conjunction with ARRA. Among other things, HITECH makes business associates of covered entities directly liable for compliance with certain HIPAA requirements, strengthens the limitations on the use and disclosure of protected health information without individual authorizations, and adopts the additional enhancements, including enforcement of noncompliance with HIPAA due to willful neglect. The changes to HIPAA enacted as part of ARRA reflect a Congressional intent that HIPAA’s privacy and security provisions be more strictly enforced. These changes have stimulated increased enforcement activity and enhanced the potential that healthcare providers and their business associates will be subject to financial penalties for violations of HIPAA. In addition, the Secretary of HHS is required to perform periodic audits to ensure covered entities (and their business associates, as that term is defined under HIPAA) comply with the applicable HIPAA requirements, increasing the likelihood that a HIPAA violation will result in an enforcement action.

In addition to the federal HIPAA regulations, many states have laws that regulate the collection, storage, use, retention, security, disclosure, transfer and other processing of health information and other confidential, sensitive and personal data. Certain of these laws grant individual rights with respect to their information, and we may be required to expend significant resources to comply with these laws. For example, various states, such as California and Washington, have implemented privacy laws and regulations, such as the California Confidentiality of Medical Information Act, that impose restrictive requirements regulating the use and disclosure of personally identifiable information. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies.

Due to the rapidly changing nature of these data privacy laws, there is not always clear guidance from the respective governments and regulators regarding the interpretation of the law, which may create the risk of an inadvertent violation. Efforts to comply with these and other data privacy and security restrictions that may be enacted could require us to modify our data processing practices and policies and to incorporate privacy by design into our products and services, as well as significantly increase the cost of our operations. Failure to comply with such restrictions could subject us to criminal and civil sanctions and other penalties. In part due to the uncertainty of the legal climate, complying with regulations, and any applicable rules or guidance from self-regulatory organizations relating to privacy, data protection, information security, and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise our growth strategy, adversely affect our ability to attract or retain customers, and otherwise adversely affect our business, financial condition, and operating results.

Employees

As of the date of this prospectus, we have seven full time and three part time employees. Six of our employees are engaged in clinical and R&D. We are not bound by any collective bargaining agreements. We consider the relationship with our employees to be good. We also use outside consultants and contractors with special expertise and skills for limited engagements, including manufacturing and quality assurance.

Legal Proceedings

CSL Behring GmbH Payment Dispute

In 2019, a controversy has arisen between us and CSL whether certain unshipped minimum purchase commitments for fibrinogen from 2018 to 2020 are to be paid by us pursuant to a Framework Supply Agreement dated March 8, 2016, or Framework Supply Agreement, by and between the Company and CSL, whereby CSL agreed to supply the Company with fibrinogen. On January 14, 2020, we received a termination letter, or CSL Termination Letter. In the CSL Termination Letter, CSL demanded a total amount of $820,000, claiming it was owed the minimum purchase commitment amounts under the Framework Supply Agreement not paid by the Company in 2018 and 2019. In a subsequent correspondence, CSL additionally demanded interest and damages for lost profit, with an aggregate demand amount of $1,476,382.36. The Company has disputed CSL’s payment demand and contends that CSL’s demands are baseless under the Framework Supply Agreement, as the minimum purchase commitment under the Framework Supply Agreement is conditional upon first obtaining approval of the FDA and the European Medicines Evaluation Agency, or EMEA, and other quality and clinical milestones, none of which has occurred. Notwithstanding, CSL claimed to have obtained a valid German court order in its favor and to endeavor to seek for its enforcement in Israel. In 2024, we initiated a proceeding in Germany to annul said German court’s purported ruling. We submitted our arguments to the German court by way of a brief on April 11, 2025. In May 2025, the German court issued a judgment dismissing our annulment claim. On July 4, 2025, we came to an agreement with CSL, or the CSL Settlement, which resulted in an immediate payment of $30,000 and a payment of $300,000 by us to CSL subsequent to the closing of our initial public offering, as well as reimbursement for certain of CSL’s legal expenses and two future payments of $300,000 and $200,000 by us to CSL upon the achievement of certain global sales milestones. As of December 31, 2025, the Company has paid the $30,000 immediate payment and the $300,000 additional payment, and has not yet paid $100 reimbursement of CSL’s legal fees; accordingly, the Company recorded an accrued liability of $100 for the legal fees. The Company has not recorded a liability for the additional contingent milestone payments of $300 and $200, as achievement of the related global sales milestones is not considered probable as of December 31, 2025.

Other than the proceeding mentioned above, we are not currently a party to any material legal proceedings. We may, however, in the ordinary course of business face various claims brought by third parties and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters and the safety or efficacy of our products. Any of these claims could subject us to costly litigation and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business.

Environmental, Health, and Safety Matters

We are subject to various federal, state and local laws and regulations relating to the protection of the environment, human health and safety in the U.S. and in other jurisdictions in which we operate. If we violate these laws and regulations, we could be fined, criminally charged or otherwise sanctioned by regulators. Environmental laws and regulations are complex, change frequently and have become more stringent over time. The regulatory landscape continues to evolve, and we anticipate additional regulations in the near future. Laws and regulations are implemented and under consideration to mitigate the effects of climate change mainly caused by greenhouse gas emissions. Our business is not energy intensive. Therefore, we do not anticipate being subject to a cap and trade system or other mitigation measure that would materially impact our capital expenditures, operations or competitive position. We believe that our operations currently comply in all material respects with applicable environmental laws and regulations.

Corporate Information

We are an Israeli corporation based in Israel and incorporated in 2004. Our address is 60 Medinat Hayehudim, Herzliya 4676652, Israel. Our telephone number is +972.9.960.1917. Our website address is www.regentis.co.il. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Ordinary Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a bi-annual basis through press releases, distributed pursuant to the rules and regulations of the NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on a Report of Foreign Private Issuer on Form 6-K. However, the information we file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Effective March 18, 2026, directors and officers of foreign private issuers are required to make insider reports under Section 16(a) of the Exchange Act. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	3,333,334 Ordinary Shares (3,833,334 Ordinary Shares if the Representative exercises its over-allotment option to purchase additional Ordinary Shares in full).

Ordinary Shares to be outstanding after this offering	8,512,712 Ordinary Shares (9,012,712 Ordinary Shares if the Representative exercises its over-allotment option to purchase additional Ordinary Shares in full).

Over-allotment option	We have granted the Representative an option for a period of 45 days from the date of this prospectus to purchase up to an additional 500,000 Ordinary Shares from us at the assumed public offering price, less the underwriting discounts payable to us.

Representative’s Warrant

We have agreed to issue to the Representative (or its designated assignees) warrants, or the Representative’s Warrants, to purchase up to 166,668 Ordinary Shares (or 191,667 Ordinary Shares if the Representative’s’ over-allotment option is exercised in full) representing 125.0% of the public offering price of the Ordinary Shares sold in this offering at an exercise price equal to $3.75 per share. The Representative’s Warrants may be exercised on a cashless basis if the underlying Ordinary Shares are not covered by an effective registration statement. The Representative’s Warrants will not be exercisable for one hundred and eighty (180) days from the commencement of sales in this offering, and will expire five years following their issuance. For additional information regarding our arrangement with the Representative, please see “Underwriting.”

Use of proceeds

We expect to receive approximately $8.41 million in net proceeds from the sale of  our Ordinary Shares in this offering (approximately $9.79 million if the Representative exercises its over-allotment option in full), based upon an assumed public offering price of $3.00 per Ordinary Share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●	approximately $3.0 million to support continued execution of our pivotal clinical trial for GelrinC and to advance preparation of the PMA submission;

●	approximately $2.0 million for our research and development activities - to advance our Gelrin technology platform as well as product optimization;

●	approximately $1.0 million to support operational readiness, including manufacturing scale-up, regulatory affairs, and intellectual property protection;

●	approximately $1 million to support European market entry activities, including MDR compliance, marketing activities and related scale-up efforts; and

●	the remainder for working capital and general corporate purposes including organizational scaling and potential strategic opportunities.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.

Risk factors	Investing in our securities involves a high degree of risk. You should read the Section titled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on February 24, 2026, as amended on February 27, 2026, which is incorporated by reference herein.

NYSE American trading symbol	Our Ordinary Shares are listed on the NYSE American under the symbol “RGNT”.

Lock-up Agreements	We and our directors and executive officers, as of the date of this prospectus, have agreed for a period of three (3) months from the date of this prospectus not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares. See “Underwriting” section on page 54.

The number of the Ordinary Shares to be issued and outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold, and is based on 5,179,378 Ordinary Shares issued and outstanding as of the date of this prospectus. This number excludes:

●	1,067,794 Ordinary Shares issuable upon the exercise of options to employees, directors, consultants and certain investors under our incentive option plan outstanding as of such date, at a weighted average exercise price of $1.28, of which 757,923 were vested as of such date;

●	505,322 Ordinary Shares underlying warrants with an average weighted exercise price of $4.69 which are exercisable subject to receiving shareholder approval;

●	343,750 unallocated options as part of the incentive plan pool. Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the Representative’s’ over-allotment option; and

●	no exercise of Representative’s Warrants.

See “Description of Securities we are Offering” for additional information.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of comprehensive loss for the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 from our audited financial statements as of and for the years ended December 31, 2025 and 2024 which are incorporated by reference to this prospectus. Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
(in thousands of USD, except share and per share data)	2025	2024
Statements of comprehensive income (loss):
Research and development expenses, net:
Horizon 2020 Grant	-	2,306
Research and development expenses	(331)	(662)
General and administrative expenses	(6,637)	(712)
Operating profit (loss)	(6,968)	932
Financial income (expenses), net:
Changes in fair value of convertible notes	(4,936)	3,483
Changes in fair value of warrant liability	160	463
Other financing expenses, net	(1,904)	(77)
Net income (loss) and comprehensive income (loss)	(13,648)	4,801
Basic and diluted net income (loss) per share	(24.16)	1.72
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	566,744	2,765,850

(in thousands of USD)	As of December 31, 2025
Balance Sheet Data:
Cash and cash equivalents	$7,378
Other current assets	$240
Total assets	$7,618
Current liabilities:
Trade accounts payable	$266
Other accounts payable	$1,411
Short term loans	$1,197
Convertible notes	$-
Warrant liability	-

Total current liabilities	$2,874

Temporary equity	$-
Total shareholders’ equity	$4,744
Total liabilities, temporary equity and shareholders’ equity	7,618

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below, the information under the heading “Risk Factors” and the section entitled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on February 24, 2026, as amended on February 27, 2026. In addition, please read “About this Prospectus” and “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks Related to this Offering and Investment in Our Ordinary Shares

The market price of our Ordinary Shares may be volatile, which could result in substantial losses for investors purchasing shares in this offering.

The public offering price for the Ordinary Shares will be determined through negotiations with the underwriters. The public offering price may differ from the market price of our Ordinary Shares after the offering. As a result, you may not be able to sell your Ordinary Shares at or above the public offering price. Some of the factors that may cause the market price of our Ordinary Shares to fluctuate include:

●	delays or setbacks in the ongoing commercialization of GelrinC;

●	the success of existing or new competitive products or technologies;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the commencement of litigation;

●	actual or anticipated changes in estimates as to financial results;

●	announcement or expectation of additional financing efforts;

●	sales of our Ordinary Shares by us, our insiders or other shareholders;

●	expiration of market standoff or lock-up agreements;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	changes in estimates or recommendations by securities analysts, if any, that cover our shares;

●	changes in the structure of health care payment systems;

●	market conditions in the medical device sectors;

●	the seasonality of our business;

●	an increase in the rate of returns of our GelrinC implants or an increase in warranty claims;

●	the impact of any resurgence of COVID-19 or other pandemics on the performance of elective procedures;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors.”

In recent years, the stock market in general, and the market for medical device companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Further, the stock market in general has been highly volatile due to recent geopolitical events across the world. Broad market and industry factors may seriously affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our shares shortly following this offering. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our share price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

An active, liquid and orderly trading market for our Ordinary Shares may not be sustained, which may inhibit the ability of our shareholders to sell Ordinary Shares following this offering.

Our Ordinary Shares began trading on Nasdaq on December 4, 2025. An active, liquid or orderly trading market in our Ordinary Shares may not be sustained upon the completion of this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital in the future by selling shares and may impair our ability to acquire other companies by using our shares as consideration.

Raising additional capital would cause dilution to our existing shareholders, and may adversely affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

Future sales of our Ordinary Shares could reduce the market price of our Ordinary Shares.

If our existing shareholders, particularly our directors, their affiliates, or our executive officers, sell a substantial number of our Ordinary Shares in the public market, the market price of our Ordinary Shares could decrease significantly and our ability to raise capital through the sale of additional equity securities could be depressed. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. The perception in the public market that our shareholders might sell our Ordinary Shares could also depress the market price of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

While the Ordinary Shares sold to non-affiliates in this offering will be freely tradable, without restriction, in the public market, a majority of our Ordinary Shares outstanding are subject to lock-up agreements that restrict the ability of their holders to transfer such shares until June 3, 2026. Consequently, upon expiration of the lock-up agreements, the vast majority of our Ordinary Shares will be eligible for sale in the public market, of which approximately 1,085,310 Ordinary Shares will be subject to restrictions on volume and manner of sale pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. Sales of shares by these shareholders could have a material adverse effect on the trading price of our Ordinary Shares.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our shares.

We have never paid cash dividends and do not anticipate paying cash dividends on our share capital in the foreseeable future. As a result, investors seeking cash dividends should not purchase our Ordinary Shares. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects for future earnings and other factors our board of directors may deem relevant. In addition, our term loan agreement limits our ability to, among other things, pay dividends or make other distributions or payments on account of our Ordinary Shares, in each case subject to certain exceptions. If we do not pay dividends, our Ordinary Shares may be less valuable because a return on your investment will only occur if our share price appreciates and you then sell our Ordinary Shares. In addition, our loan agreements limit our ability to pay dividends or make other distributions or payments on account of our Ordinary Shares, in each case subject to certain exceptions. The Companies Law imposes further restrictions on our ability to declare and pay dividends.

If we do raise additional capital, shareholders may be subject to dilution.

If we issue additional shares of our Ordinary Shares or other equity securities convertible into share capital to fund operations, develop new products, accelerate other strategies, make acquisitions or support other activities, the ownership interests of investors in this offering will be diluted. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. To the extent that we raise additional capital through the sale of equity securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but limit our potential cash flow and revenue in the future. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms unfavorable to us.

Insiders will continue to have substantial influence over us after this offering, which could limit your ability to affect the outcome of key transactions, including a change of control.

After this offering, our directors, officers, holders of more than 5% of our outstanding shares and their respective affiliates will beneficially own shares representing approximately 22.4% of our outstanding Ordinary Shares, assuming no exercise of the Representative’s option to purchase additional shares and additional warrants without giving effect to any shares that certain of these holders may make through our directed share program or otherwise. As a result, these shareholders, if they act together, will be able to influence our management and affairs and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our Ordinary Shares.

We may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of our Ordinary Shares if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we may be a PFIC for 2025 and in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on quarterly average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds our Equity Securities (as defined below), such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of our Ordinary Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for our Ordinary Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held our Ordinary Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold our Equity Securities if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we are a PFIC. QEF election and mark-to-market election would be unavailable with respect to our warrants. U.S. taxpayers that hold our Equity Securities are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to our Ordinary Shares in the event that we are a PFIC. See “Taxation— Certain Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies” for additional information.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Ordinary Shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We currently expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, to expand our operations, train additional physicians, develop new products, expand direct to patient education and outreach, conduct or sponsor clinical studies and trials, grow our marketing program and provide for working capital and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our share price to decline.

New investors purchasing our securities will experience immediate and substantial dilution.

The assumed public offering price is substantially higher than the book value per Ordinary Share. If you purchase securities in this offering, you will incur immediate dilution of $1.45 in net tangible book value per Ordinary Shares, based on an assumed public offering price of $3.00 per Ordinary Share. In addition, the number of shares available for issuance under our stock option plans will increase annually without further shareholder approval. Investors will incur additional dilution upon the exercise of stock options. See “Dilution” for more information.

Political, economic and military instability in the State of Israel, including as a result of the current “Iron Swords” war in Israel, where our headquarters, members of our management team and our research and development facilities are located, may adversely affect our results of operations.

Our executive offices and research and development laboratories are located in Herzliya, Israel. In addition, the majority of our key employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in the Middle East may affect our business directly. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region, including Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. While none of our employees have been called for service, certain of our service providers and consultants in Israel, in addition to employees of our service providers located in Israel, have been called for service in the current war in Israel as of the date of this prospectus, and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which could materially adversely affect our business, prospects, financial condition and results of operations.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon. In March 2026, hostilities resumed along Israel’s northern border with Lebanon, when Hezbollah resumed its attacks as part of a broader regional escalation. In response, Israel resumed military operations against Hezbollah in southern Lebanon.

In addition, during 2024 Iran launched direct attacks on Israel involving hundreds of drones and missiles, has threatened to continue to attack Israel, and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. On February 28, 2026, the United States and Israel launched coordinated military strikes against Iran, including attacks on strategic military infrastructure and leadership targets, with the stated aim of degrading Iran’s capacity to conduct or support hostile operations against them. In response, Iran has fired missiles and drones toward population centers and military installations in Israel, Europe and neighboring countries in the Gulf region, and also launched counter-strikes against U.S. forces and allied bases throughout the Gulf region. Although a temporary ceasefire is currently in place as of the date of this prospectus, tensions remain high in the region.

These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our Ordinary Shares. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements, when necessary, in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product and business development activities remain on track. As of the date of this prospectus, Israel and Hamas entered into renewed ceasefire agreement, calling for a permanent end of the war. However, there are no assurances that such agreement will hold or whether further hostilities with Hamas will resume. While the conflict has created heightened security concerns, disruptions to business operations, and economic instability, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid, and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

We continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations. Iran is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements, when necessary, in order to meet our business partners face to face.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In recent years, the hostilities involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that the government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the ability of our clinical trials to demonstrate safety and efficacy of our future product candidates, and other positive results;

●	the timing and focus of our future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

●	the size of the market opportunity for our future product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	our ability to accurately identify demand for our Gelrin hydrogel platform or any future product candidates;

●	the success of competing therapies that are or may become available;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our future product candidates;

●	our ability to obtain FDA approval for our GelrinC product and obtain and maintain regulatory approval of our future product candidates;

●	our ability to obtain market acceptance of our Gelrin hydrogel platform and any future product candidates from the medical community and third-party payors;

●	our plans relating to the further development of our future product candidates, including additional disease states or indications we may pursue;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our dependence on third parties;

●	our financial performance and our ability to repay our loans and debts;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks;

●	difficulties in our and our partners’ ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians;

●	our ability to restructure our operations to comply with future changes in government regulation;

●	our ability to address any competing technological and market developments that impact our Gelrin hydrogel platform and any future product candidates or their prospective usage by medical professionals;

●	our ability to negotiate favorable terms in any collaboration, licensing or other arrangements into which we may enter and perform our obligations under such collaborations;

●	our ability to maintain, protect and expand our portfolio of intellectual property rights, including patents, patent applications, trade secrets and know-how;

●	our expectations regarding having our Ordinary Shares continued listing on the NYSE American;

●	our anticipated use of the net proceeds from this offering; and

●	statements as to the impact of the political and security situation in Israel on our business, including due to war or conflicts between Israel, Hamas, Hezbollah, and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We expect to receive approximately $8.41 million in net proceeds from the sale of 3,333,334 Ordinary Shares offered by us in this offering (approximately $9.79 million if the Representative’s exercises its over-allotment option in full), based upon an assumed public offering price of $3.00 per Ordinary Share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $0.25 increase or decrease in the assumed public offering price of $3.00 per Ordinary Share, would increase (decrease), the net proceeds to us from this offering by $0.77 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Ordinary Shares we are offering. An increase (decrease) of 100,000 in the number of Ordinary Shares offered by us would increase (decrease) the net proceeds to us from this offering by $0.28 million, assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●	approximately $3.0 million to support continued execution of our pivotal clinical trial for GelrinC and to advance preparation of the PMA submission;

●	approximately $2.0 million for our research and development activities - to advance our Gelrin technology platform as well as product optimization;

●	approximately $1.0 million to support operational readiness, including manufacturing scale-up, regulatory affairs, and intellectual property protection;

●	approximately $1 million to support European market entry activities, including MDR compliance, marketing activities and related scale-up efforts; and

●	the remainder for working capital and general corporate purposes including organizational scaling and potential strategic opportunities.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds from this offering.

Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through February 2027. We anticipate that these funds, together with the net proceeds of this offering, will be sufficient to fund our operating expenses and capital expenditure requirements through December 2028, including the completion of our pivotal trial for GelrinC with the two-year follow-up required by the FDA. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DETERMINATION OF THE OFFERING PRICE

The public offering price of the Ordinary Shares offered by this prospectus will be determined by careful consideration of our management and our board of directors, based upon discussions with the Representative. In addition, our management and our board of directors will consider discussions with, and advice provided by, independent brokers and investors relating to their opinions of the price at which we could succeed in attracting investors for this offering. We cannot provide assurances that we will succeed in attracting any investors at the public offering price of the Ordinary Shares offered by this prospectus, that the public offering price is in fact reflective of the true value of our Ordinary Shares, or of us, or that the markets will react positively following any such offers and sales by us of our Ordinary Shares. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

●	on an actual basis.

●	on a pro forma basis giving effect to the following events as if each event had occurred on December 31, 2025: (i) payment of $100,000 pursuant to the CSL Settlement; and (ii) the payment of $1,197,000 to settle obligations under certain outstanding loans of the Company, or the Pro Forma Adjustments; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of 3,333,334 Ordinary Shares in this offering at a public offering price of $3.00 per Ordinary Share (assuming no exercise of the Representative’s over-allotment option) and the receipt of approximately $8.41 million in aggregate net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the sections titled “Use of Proceeds”, “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in, or incorporated by reference into, this prospectus.

	As of December 31, 2025
U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents	7,378	6,081	14,491

Short term loan	1,197	-	-
Other current liabilities	1,677	1,577	1,577
	2,874	1,577	1,577

Long term liabilities	-	-
Shareholders’ equity:	4,744	4,744	13,154
Total capitalization	7,617	6,321	14,731

(1)	Each $0.25 increase or decrease in the assumed public offering price of $3.00 per Ordinary Share, would increase or decrease, respectively, the amount of cash, cash equivalents and short-term deposits, total shareholders’ equity and total capitalization by $0.77 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Ordinary Shares we are offering. An increase or decrease of 100,000 in the number of Ordinary Shares we are offering would increase or decrease, respectively, the amount of cash, cash equivalents and short-term deposits, total shareholders’ (deficiency) equity and total capitalization by $0.28 million, assuming the assumed public offering price per Ordinary Shares, as set forth on the cover page of this prospectus, remains the same. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

The number of the Ordinary Shares to be issued and outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold, and is based on 5,179,378 Ordinary Shares issued and outstanding as December 31, 2025. This number excludes:

●	741,296 Ordinary Shares issuable upon the exercise of under our incentive option plan outstanding as of such date, with exercise prices ranging from $0.001 of $1.46, all of which have vested as of such date;

●	411,572 Ordinary Shares underlying warrants at exercise prices ranging from $5.00 to $10.00 with an average exercise price of $5.76; and

●	302,996 unallocated options as part of the incentive plan pool.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes no exercise of the Representative’s option to purchase up to an additional 500,000 Ordinary Shares, to cover over-allotments, if any

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Ordinary Share sold in this offering and the pro forma as adjusted net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2025, we had a historical net tangible book value of $4.7 million, or $0.92 per Ordinary Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by 5,179,378 which was the number of Ordinary Shares outstanding on December 31, 2025.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value as of December 31, 2025 was $4,744 thousands, or $0.92 per Ordinary Share. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding as of December 31, 2025, after giving effect to the Pro Forma Adjustments.

After giving effect to the issuance and the sale of our Ordinary Shares in this offering at an assumed public offering price of $3.00 per Ordinary Share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, but assuming no exercise of the Representative’s Warrant, our pro forma as adjusted net tangible book value at December 31, 2025 would have been $1.55 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.63 per share to existing shareholders and immediate dilution of $1.45 per Ordinary Share to new investors. The following table illustrates this dilution per Ordinary Share:

Assumed public offering price per Ordinary Share	$3.00
Historical net tangible book value per share as of December 31, 2025	0.92
Increase in net tangible book value per share attributable to the pro forma as adjusted described above	0.63
Pro forma as adjusted net tangible book value per share as of December 31, 2025	1.55
Dilution per share to new investors	1.45
Percentage of dilution in net tangible book value per share for new investors	48.3%

The pro forma and pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing. A $0.25 increase (decrease) in the assumed public offering price of $3.00 per Ordinary Share, would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2025 after this offering by approximately $0.09 per Ordinary Share, and would increase (decrease) dilution to investors in this offering by $0.16 per Ordinary Share, assuming that the number of Ordinary Share offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Ordinary Shares we are offering. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2025 after this offering by approximately $0.01 per Ordinary Share, and would decrease (increase) dilution to investors in this offering by approximately $0.01 per Ordinary Share, assuming the assumed public offering price per Ordinary Share remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional Ordinary Shares, the pro forma as adjusted net tangible book value will increase to $1.61 per Ordinary Share, representing an immediate increase in pro forma as adjusted net tangible book value to existing shareholders of $0.69 per Ordinary Share and an immediate dilution of $1.39 per Ordinary Share to new investors participating in this offering.

The following table shows, as of December 31, 2025, on a pro forma as adjusted basis, the number of Ordinary Shares purchased from us, the total consideration paid to us and the average price paid per share by existing shareholders and by new investors purchasing Ordinary Shares in this offering at an assumed public offering price of $3.00 per Ordinary Share, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	5,179,378	60.8%	$46,196,483	82.2%	$8.91
New investors	3,333,334	39.2%	$10,000,000	17.8%	$3.00
Total	8,512,712	100.0%	$56,196,483	100%	$6.60

A $0.25 increase (decrease) in the assumed public offering price of $3.00 per Ordinary Share would increase (decrease) the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $0.77 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 100,000 share increase (decrease) in the number of Ordinary Shares offered by us, as set forth on the cover of this prospectus, would increase (decrease) the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $0.28 million, assuming the assumed public offering price of $3.00 per Ordinary Share remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that outstanding options are exercised, new options are issued or we issue additional Ordinary Shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed on February 24, 2026, as amended on February 27, 2026, which is incorporated by reference herein.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our Ordinary Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the Representative do not exercise in full its option to purchase additional Ordinary Shares with respect to this offering and assuming no exercise of options or warrants outstanding following this offering, we will have an aggregate of Ordinary Shares outstanding upon the closing of this offering. Of these shares, the Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Ordinary Shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our Ordinary Shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Eligibility of Restricted Shares for Sale in the Public Market

Approximately 8,512,712 Ordinary Shares will be eligible for resale pursuant to Rule 144 after 90 days following the pricing of this offering as follows:

●	with respect to non-affiliates of our company who will hold an aggregate of 7,427,402 Ordinary Shares, following the expiration of a non-affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144; and

●	with respect to affiliates of our company who will hold an aggregate of 1,085,310 Ordinary Shares, following the expiration of an affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144, and subject to the volume, manner of sale and other limitations under Rule 144 applicable to securities held by affiliates.

In each case, the shares will also be subject to the contractual restrictions arising under the lock-up agreements described below.

All of the Ordinary Shares sold in this offering will be eligible for immediate sale upon the closing of this offering.

Lock-Up Agreements

We and our directors and executive officers, as of the date of this prospectus, have agreed for a period of three (3) months from the date of this prospectus not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares. In connection with our initial public offering, our then directors and executive officers entered into lock-up agreements pursuant to which they agreed not to sell or transfer any Ordinary Shares or securities convertible into Ordinary Shares for a period of twelve (12) months from the closing of such offering, and the Company and certain holders of our securities agreed to a lock-up period of six (6) months from the closing of such offering, or December 5, 2026 and June 5, 2026, respectively.

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our Ordinary Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our company or from an affiliate of our company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

●	1% of the number of Ordinary Shares then outstanding; or

●	the average weekly trading volume of our Ordinary Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the ninety days preceding such date.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her or its shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such shares may be sold immediately upon the closing of this offering.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received or purchased Ordinary Shares from us under our incentive option plan or other written agreement before the closing of this offering is entitled to resell these shares.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of these options, including exercises after the closing of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above (see “Lock-Up Agreements”), may be sold beginning 90 days after the closing of this offering in reliance on Rule 144 by:

●	persons other than affiliates, without restriction; and

●	affiliates, subject to the manner-of-sale, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our securities offered hereby. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other tax jurisdictions.

Certain Israeli Tax Considerations

The following is a brief summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our Ordinary Shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or investors in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date hereof and does not take into account possible future amendments which may be under consideration.

You are urged to consult your own tax advisor as to the Israeli and other tax consequences of the purchase, ownership and disposition of our Ordinary Shares, including, in particular, the effect of any non-Israeli, state or local taxes.

General Corporate Tax Structure in Israel

Israeli resident companies (as defined below), such as the Company, are generally subject to corporate tax at the rate of 23% on their taxable income, as of January 1, 2024. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technology Enterprise, as discussed below, may be considerably less.

Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate.

An Israeli resident company is subject to taxation in Israel for all of its worldwide income.

Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, which we refer to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies”, which are defined as Israeli resident-companies which were incorporated in Israel, of which 90% or more of their income in any tax year, other than income from certain government loans, is derived from “Industrial Enterprises” that it owns and that are located in Israel.

An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production (and several other activities listed in the said law, and are associated with industrial production).

The following tax benefits, among others, are available to Industrial Companies:

●	amortization over an eight-year period of the cost of purchasing a patent, rights to use a patent and rights to know-how, which are used for the development or advancement of the company, commencing in the year in which such rights were first exercised;

●	under limited conditions, an election to file consolidated tax returns with related Industrial Companies controlled by it; and

●	deductions of expenses related to a public offering in equal amounts over a three-year period commencing on the year of the offering.

We believe that we qualify as an “Industrial Company” within the meaning of the Industry Encouragement Law. There can be no assurance that we will continue to qualify as an Industrial Company in the future or that the benefits described above will be available to us at all.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development are carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are qualified under the condition above are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, which we refer to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). The Investment Law was significantly amended effective April 1, 2005, further amended as of January 1, 2011, or the 2011 Amendment and, as of January 1, 2017, the 2017 Amendment. The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax Benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011.

The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, a Preferred Enterprise and is required to be controlled and managed from Israel, and files Israeli tax returns.

Under the current tax rates set in the Investment Law as of 2019, a Preferred Company may be entitled to a reduced corporate tax rate of 16%; if the Preferred Company owns a Preferred Enterprise located in an area which is defined as a “development zone A” the corporate tax rate will be 7.5%. Further, income produced by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) is entitled, during a benefit period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone. As of January 1, 2017, the definition for “Special Preferred Enterprise” includes less stringent conditions.

As of January 1, 2014, dividends paid out of income attributed to a “Preferred Income” as defined in Section 51 of the law, derived from a Preferred Enterprise or to a Special Preferred Enterprise are subject to withholding tax at source at the rate of 20%.

However, dividends paid to an Israeli company, are not subject to any tax withholding.

A distribution of dividends to non-Israeli (individuals or companies) will be subjected to tax withholding at a rate of 20%, or lower rates if provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

New Tax benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017.

The 2017 Amendment provides new tax benefits for two types of “Technology Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in development zone A. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on the capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the National Authority for Technological Innovation (referred to as NATI).

The 2017 Amendment further provides that a technology company satisfying certain conditions (group turnover of at least NIS 10 billion) will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on the capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by an Israeli company or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from NATI. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least 10 years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. In the event that at least 90% of the company shares are held by foreign companies, and other conditions are met, such dividends will be subjected to withholding tax rate will be 4%.

After examining the impact of the 2017 Amendment, we submitted a request to receive a tax ruling from the Israel Tax Authority to be recognized as a Preferred Technology Enterprise and recently we received a tax ruling from the Israel Tax Authority granting a Preferred Technology Enterprise status, subject to terms and conditions determined in the tax ruling.

Taxation of Our Israeli Individual Shareholders on Receipt of Dividends

Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on our Ordinary Shares (other than bonus shares or share dividends) at a rate of 25%, or 30% if the recipient of such dividend is a Substantial Shareholder (as defined below) at the time of distribution or at any time during the preceding 12-month period.

A “Substantial Shareholder” is generally a person who alone, or together with his or her relative or another person who collaborates with him or her on a regular basis, holds, directly or indirectly, at least 10% of any of the “means of control” of a corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation or instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), all regardless of the source of such right.

Payment of dividends on our Ordinary Shares is generally subject to withholding of tax at the rate of 25% upon the distribution of a dividend (whether the recipient is a Substantial Shareholder or not), so long as the shares are registered with a nominee company.

Taxation of Israeli Resident Corporations on Payment of Dividends

Israeli resident companies are exempted from Israeli corporate tax with respect to dividends paid to them on their Ordinary Shares in another Israeli company.

Capital Gains Taxes Applicable to Israeli Resident Shareholders

The income tax rate applicable to real capital gains derived by an Israeli individual resident from the sale of shares that were purchased after January 1, 2012, whether listed on a stock exchange or not, is 25%. However, if such shareholder is considered a Substantial Shareholder at the time of sale or at any time during the preceding 12-month period and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%.

Moreover, capital gains derived by an individual shareholder who is a dealer or trader in securities, or to whom such income is otherwise taxable as ordinary business income, are taxed in Israel at their marginal rates applicable to business income (up to 50% in 2024, including Surtax as detailed below) and may also be subject to social security contribution.

Upon the sale of securities traded on a stock exchange, a detailed return, including a calculation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all taxes due were withheld at source according to the applicable provisions of the Israeli Tax Ordinance and regulations promulgated thereunder the aforementioned return is not required to be filed and no advance payment must be paid. Capital gain tax is included in the annual tax return.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents are generally subject to Israeli income tax on dividends paid on our Ordinary Shares at a rate of 25% (or 30% for individuals, if such person is a Substantial Shareholder at the time he or she receives the dividend or on any date in the 12 months preceding such date), or at a rate of 20% if the dividend is distributed from income attributed to Preferred Enterprise.

The rates above are applicable unless a lower rate is provided under an applicable tax treaty between Israel and the shareholder’s country of residence, provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance.

A non-Israeli resident who has dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source, is generally exempt from filing an Israeli tax return in respect of such income; provided that (i) such income did not derive from a business conducted in Israel by the taxpayer and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

Dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). The withholding rates may be reduced if the dividend is distributed from income attributed to a Preferred Enterprise or if a reduced rate is provided under an applicable tax treaty, in each case subject to the receipt in advance of a valid approval by the Israel Tax Authority allowing for a reduced withholding rate. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a U.S. Resident is 25%. However, the maximum withholding tax rate on dividends (not generated by a Preferred Enterprise) that are paid to a United States corporation holding 10% or more of our outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the United States-Israel Tax Treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met.

Capital Gains Income Taxes Applicable to Non-Israeli Shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax if, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel.

These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

However, non-Israeli corporations will not be entitled to the foregoing exemptions if Israeli residents: (i) alone, or together with such Israeli residents’ related party or another person who collaborates with such Israeli resident on a permanent basis, hold, directly or indirectly, more than 25% of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the sale, exchange or disposition of our Ordinary Shares by a shareholder who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) holding the Ordinary Shares as a capital asset and is entitled to claim the benefits under the United States-Israel Tax Treaty, or a U.S. Treaty Resident, is generally exempt from Israeli capital gains tax unless, among other things: (i) the U.S. Treaty Resident is an individual who was present in Israel for 183 days or more in the aggregate during the relevant tax year; or (ii) such U.S. Treaty Resident holds, directly or indirectly, shares representing 10% or more of our voting power of the Company during any part of the 12 month period preceding such sale, exchange or disposition, subject to certain conditions. In any such case (unless determined otherwise by the Israeli tax legislation regarding exemptions for non-Israeli residents as mentioned above), the sale, exchange or disposition of our Ordinary Shares would be subject to Israeli tax, at the applicable rate. However, under the United States-Israel Tax Treaty, such U.S. Treaty Resident would be permitted to claim tax credit for U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the United States-Israel Income Tax Treaty.

Regardless of whether shareholders may be liable for Israeli income tax on the sale of our Ordinary Shares, the payment of the consideration may be subject to withholding of Israeli tax at the source. Accordingly, shareholders may be required to present an appropriate pre-approval by the Israel Tax Authority that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. More Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to declare so or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, they may require the purchaser of the shares to withhold taxes at source in the applicable rates.

Surtax

Subject to the provisions of any applicable tax treaty, individuals who are subject to tax in Israel (whether or not any such individual is an Israeli resident) are also subject to a surtax at the rate of 3% on annual income (including, but not limited to, dividends, interest and capital gains) exceeding NIS 721,560 for 2024, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law does not currently impose estate or gift taxes.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations described in the next two paragraphs, the following discussion summarizes certain material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares being offered by this prospectus, which we collectively refer to as “Equity Securities”. For this purpose, a “U.S. Holder” is a holder of Equity Securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Equity Securities. This summary generally considers only U.S. Holders that will own our Equity Securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Equity Securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Equity Securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Equity Securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, shares representing 10% or more of the shares (by vote or value) of our Company.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Equity Securities, the tax treatment of a person treated as a partner in the partnership for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their partners should consult their own tax advisors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISER FOR THE SPECIFIC TAX CONSEQUENCES TO THAT INVESTOR OF PURCHASING, HOLDING OR DISPOSING OF OUR EQUITY SECURITIES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Taxation of Dividends Paid on Ordinary Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on Ordinary Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Ordinary Shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the United States-Israel Income Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Ordinary Shares are readily tradable on the NYSE American or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Ordinary Shares for at least 61 days of the 121-day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our Ordinary Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the preferential rate of taxation.

Dividends paid with respect to our Ordinary Shares will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations.

The amount of a distribution with respect to our Ordinary Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS, if any, will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of them, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Subject to certain significant conditions and limitations, any Israeli taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. Holder’s taxable income. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally will need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. We have not determined whether these requirements have been met and, accordingly, no assurance can be given that any withholding tax on dividends paid by us will be creditable. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Holder or withheld from a U.S. Holder that year. A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. Dividends paid with respect to our Ordinary Shares will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent such holder will be entitled to this credit.

Taxation of the Disposition of Equity Securities

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Equity Securities, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Equity Securities in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Equity Securities will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of our Equity Securities.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities, gains from the disposition of passive assets, and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

We may be a PFIC for 2025 and in the future, although there can be no assurance in this regard. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our Ordinary Shares at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that are PFICs (any such entity, a “lower-tier PFIC”). If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such lower-tier PFICs, such that a disposition by us of the shares of the lower-tier PFIC or receipt by us of a distribution from the lower-tier PFIC generally will be treated as a deemed disposition of such shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules even though the U.S. Holder does not receive any proceeds from those dispositions or distributions. There can be no assurance that a U.S. Holder will be able to make a QEF election with respect to any lower-tier PFICs in which we invest. Each U.S. Holder is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a lower-tier PFIC.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we are a PFIC. Therefore, the QEF election will not be available with respect to our Ordinary Shares.

If we were classified as a PFIC, under Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC, such option, warrant or right is considered to be PFIC stock. However, a U.S. Holder of an option, warrant or right to acquire stock of a PFIC may not make a QEF election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired on exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to our securities.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Ordinary Shares which are regularly traded on a qualifying exchange, including the NYSE American, can elect to mark the Ordinary Shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Ordinary Shares and the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years. A mark-to-market election will be unavailable with respect to our warrants and will not apply to any lower-tier PFIC that we own.

U.S. Holders who hold our Equity Securities during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisors with respect to the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of the Equity Securities in the event we are determined to be a PFIC.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Equity Securities), or in the case of estates and trusts on their net investment income that is not distributed to beneficiaries of the estate or trust. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of Equity Securities. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS. You should consult your own tax advisor regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in your particular circumstances.

Certain U.S. Holders with interests in “specified foreign financial assets” (including, among other assets, our Equity Securities, unless such Equity Securities are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance). You should consult your own tax advisor as to the possible obligation to file such information report.

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

UNDERWRITING

ThinkEquity LLC (“ThinkEquity” or the “Representative”) is acting as representative of the several underwriters. Subject to the terms and conditions of an underwriting agreement to be entered into between us and the Representative, we will agree to sell, and each underwriter named below, will agree to purchase, the on a firm commitment basis and at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Ordinary Shares listed next to its name in the following table:

Underwriters	Number of Ordinary Shares
ThinkEquity LLC

Total

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus will be subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions which will be specified in the underwriting agreement. The Ordinary Shares will be offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters will reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters will be obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares, other than those Ordinary Shares covered by the over-allotment option described below.

We will agree to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase up to      additional Ordinary Shares at the public offering price less the underwriting discounts and commissions if any. The Representative may exercise this option for 45 days from the date of this prospectus solely to cover sales of Ordinary Shares by the underwriters in excess of the total number of Ordinary Shares set forth in the table below. If any of these additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriters have advised that the underwriters propose to offer the Ordinary Shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer the Ordinary Shares to securities dealers at that price less a concession of not more than $     per share, of which up to     may be re-allowed to other dealers.

The following table summarizes the public offering price, underwriting discounts and commissions, and proceeds to us before expenses, assuming both no exercise and full exercise by the Representative of the over-allotment option.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7.0%)	$
Proceeds, before expenses, to us	$

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1.0% of the gross proceeds received in this offering (excluding proceeds received from exercise of the Representative’s over-allotment option) which is not included in the underwriting discounts and commission. We have paid an expense deposit of $25,000 to the Representative, which will be applied against the Representative’s actual out-of-pocket accountable expenses that are payable by us in connection with this offering and such expense deposit shall be reimbursed to the Company to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $150,000 , the fees and expenses related to the use of Ipreo’s book building, prospectus tracking and compliance software for the offering in the amount of $29,500 up to $3,000 for background checks of our officers and directors, the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $3,000, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and the costs of market making and trading and clearing firm settlement expenses up to $30,000; provided however that the aggregate accountable expenses reimbursement will not exceed $200,000 in the event that gross proceeds from this offering are equal to or greater than $10 million and not more than $180,000 in the event gross proceeds are less than $10 million.

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $790,000.

Representative’s Warrants

We have agreed to issue to the Representative (or its designated assignees) warrants (the “Representative’s Warrants) to purchase up to an aggregate of      Ordinary Shares (representing 5.0% of the Ordinary Shares sold in this offering, including Ordinary Shares sold upon full exercise of the Representative’s over-allotment option) at an exercise price equal to $ per share (representing 125.0% of the public offering price per share in this offering). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the Offering. The Representative’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110, and further, the number of shares underlying the Representative’s Warrants will be reduced if necessary to comply with FINRA rules or regulations.

The Representative’s Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). The Representative (or permitted assignees under Rule 5110(e)(1)(A)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from commencement of sales in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrant exercise price, nor the number of Ordinary Shares underlying such warrants, will be adjusted for issuances of Ordinary Shares by us at a price below the exercise price of the Representative’s Warrants.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors and substantially all of the current holders of our Ordinary Shares or securities convertible into Ordinary Shares, agreed, for a period of twelve (12) months from the closing of our initial public offering, with respect to our directors and executive officers and for a period of six (6) months from the closing of our initial public offering with respect to the Company and all other holders of our securities, not to (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (c) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. We agreed to file a customary universal shelf registration statement within 30 days of the earlier of (i) the expiration of the restricted period described above and (ii) the date of its initial eligibility to do so. Additionally, we agree that for a period of 24 months after the offering we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Representative.

In connection with this offering, ThinkEquity has agreed to waive this lock-up restriction with respect to us only. This waiver relates only to the sale of ordinary shares in this offering by us and becomes effective at the time of pricing this offering.

Pricing of the Offering

The public offering price will be negotiated between us and the underwriters. In determining the price, we will consider our history and prospects, our business potential and earnings prospects, an assessment of our management, general securities market conditions at the time of the offering, and such other factors that we deem relevant.

Indemnification

We have agreed to indemnify the underwriters and their affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this engagement letter, undertaken in good faith.

Electronic Offer, Sale and Distribution of Shares

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our Ordinary Shares in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The Ordinary Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be made effective only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

Hong Kong

Neither the information in this document nor any other document relating to the offer has been delivered for registration to the Registrar of Companies in Hong Kong, and its contents have not been reviewed or approved by any regulatory authority in Hong Kong, nor have we been authorized by the Securities and Futures Commission in Hong Kong. This document does not constitute an offer or invitation to the public in Hong Kong to acquire securities. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this document or any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or SFO, and the subsidiary legislation made thereunder) or in circumstances which do not result in this document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong), or the CO, or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the securities is personal to the person to whom this document has been delivered by or on behalf of our company, and a subscription for securities will only be accepted from such person. No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong or make or give a copy of this document to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. No document may be distributed, published or reproduced (in whole or in part), disclosed by or to any other person in Hong Kong or to any person to whom the offer of sale of the securities would be a breach of the CO or SFO.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or the FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the Ordinary Shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares that the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that the underwriters purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriters purchase in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

The underwriters and their affiliates have in the past provided, and may in the future provide, various advisory, investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates, for which services they have received, and may in the future receive, customary fees and expense reimbursement. We have no present arrangements with any of the underwriters for any further services. The Representative served as representative of the several underwriters in connection with our initial public offering which closed on December 5, 2025, for which it received customary fees and commissions for such role.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$1,687.41
FINRA filing fee	$2,333
Printer fees and expenses	$10,000
Legal fees and expenses	$660,000
Accounting fees and expenses	$55,000
Miscellaneous	$60,979.59
Total	$790,000

LEGAL MATTERS

The validity of the issuance of our securities offered in this prospectus and certain other matters of Israeli law was passed upon for us by Amit Pollak Matalon & Co, Israel. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sullivan &Worcester Tel-Aviv (Har-Even &Co.), with respect to Israeli law, and Sullivan & Worcester LLP with respect to U.S. federal law.

EXPERTS

The financial statements of Regentis Biomaterials Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference into this prospectus in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file or furnish with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC under the Securities Exchange Act of 1934, as amended, before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 24, 2026, as amended on February 27, 2026; and

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on September 9, 2025, including any subsequent amendment or any report filed for the purpose of updating such description.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 60 Medinat Hayehudim Street, Herzliya 4676652, Israel, Attn: Chief Executive Officer, telephone number: +972-+972 (9) 960-1917. Copies of these filings and submissions may also be accessed at our website, www.regentis.co.il. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates, as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Ave., Suite 204, Newark, DE 19711.

We have been informed by our legal counsel, Amit Pollak Matalon & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the judgment is final and is not subject to any right of appeal;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. If proceedings were to be brought in Israel, all procedural matters would be governed by Israeli law.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at http://www.regentis.co.il/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

3,333,334 Ordinary Shares

Regentis Biomaterials Ltd.

PRELIMINARY PROSPECTUS

ThinkEquity

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or (2) in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of care to the company or to a third-party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third-party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders, as described under “Management—Exculpation, Insurance and Indemnification of Office Holders” above.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law and Securities Law. Each of our office holders have entered into an indemnification agreement exculpating them, to the fullest extent permitted by Israeli law, from liability to us for damages caused to us as a result of a breach of the duty of care and undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company or our affiliates. The indemnification is limited both in terms of amount and coverage.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since April 2023, which were not registered under the Securities Act.

Between August 2020 and February 2021, we entered into several convertible loan agreements for total consideration of $900,000, or the 2020 CLAs. In October 2024, we proposed to the lenders under the 2020 CLAs to increase the principal amount under their respective portion of the 2020 CLA, up to an additional aggregate amount of $340,000, or the October 2024 Addendum, so that the 2020 CLAs shall bear interest at 8% per annum until maturity commencing as of July 1, 2024 with respect to non-participating lenders and March 31, 2025 with respect to participating lenders. In addition, pursuant to the October 2024 Addendum, upon the occurrence of our initial public offering based on a pre money valuation of $5.15 million, the 2020 CLAs automatically converted into 609,888 Ordinary Shares and the Additional Amount in addition to the Risk Premium (each as defined therein automatically converted into 553,640 Ordinary Shares. As of October 24, 2025, the Company received $450,000 in proceeds.

In September 2021, we entered into several convertible loan agreements, or the 2021 CLAs, pursuant to which we obtained a convertible loan in the aggregate amount of $835,000. In connection with the 2021 CLAs, the lenders were granted warrants to purchase shares of the Company of the same class of the conversion securities. Effective as of March 11, 2024, the 2021 CLAs were converted into 88,385 Ordinary Shares and the warrants granted thereunder expired in full in December 2023.

Between October 2024 and November 2024, we entered into Bridge Loans, pursuant to which we obtained a bridge loan from certain lenders, including certain related parties. In October 2024, we amended the Bridge Loans pursuant to which the Bridge Loans have been extended until August 31, 2025 and during September 2025, the Bridge Loans were further extended to November 30, 2025, and shall bear interest at 8% per annum until maturity commencing as of September 1, 2024. Furthermore, upon the occurrence of our initial public offering, the Bridge Loan lenders, were granted warrants to purchase such number of Ordinary Shares equal to 140,000 Ordinary Shares.

Between December 2023 and January 2024, we entered into the 2024 Loan Agreements pursuant to which we obtained a loan in the aggregate amount of $150,000 from certain lenders, including certain related parties. In October 2024, we amended the 2024 Loan Agreements pursuant to which the 2024 Loan Agreements have been extended until August 31, 2025, and during September 2025, the 2024 Loan Agreements were further extended to November 30, 2025, and shall bear interest at 8% per annum until maturity commencing as of September 1, 2024. Furthermore, upon the occurrence of our initial public offering, the 2024 Loan Agreements lenders, were granted warrants to purchase such number of Ordinary Shares equal to two times their respective loan amount in addition to a risk premium based on a price per share equal to 61,538 Ordinary Shares.

On December 1, 2024, we entered into the December 2024 Loan Agreement with our Chief Executive Officer, according to which accrued payroll salary owed to him in the aggregate amount of $117,000 plus VAT was converted into a loan. The loan amount bears interest at an 8% annual rate, and is due upon the earlier of the consummation of our initial public offering or March 31, 2025. In addition, upon maturity, the Company will pay to our Chief Executive Officer an aggregate risk premium equal to 30% of the loan amount (or approximately $35,100 plus VAT). If a registration statement for an initial public offering is made effective no later than March 31, 2025, then the maturity date will be extended to June 30, 2025. In addition, pursuant to the December 2024 Loan Agreement, upon the consummation of our initial public offering the Company will issue warrants, or the CEO Loan Warrants, exercisable for a period of three years from the date of the issuance, to purchase such number of Ordinary Shares equal to two times the respective loan amount divided by 75% of the lowest price per Ordinary Share during the first five trading days following the consummation of our initial public offering, at an exercise price equal to 75% of the lowest price per Ordinary Share during the first five trading days following the consummation of our initial public offering. The outstanding debt will become immediately due and payable upon an event of default (as defined in the December 2024 Loan Agreement), which shall be deemed to have occurred upon certain circumstances as detailed in the December 2024 Loan Agreement. On March 31, 2025, we and our Chief Executive Officer entered an amendment to the December 2024 Loan Agreement to extend the maturity date until the earlier of August 31, 2025, and during September 2025, the December 2024 Loan Agreement was further extended to November 30, 2025, or the consummation of an IPO. On July 1, 2025, we entered into an amendment to the December 2024 Loan Agreement such that our Chief Executive Officer shall be granted warrants to purchase up to 55,224 Ordinary Shares following the consummation of our public offering. Upon the consummation of our initial public offering, our former Chief Executive Officer was granted warrants to purchase up to 55,224 Ordinary Shares.

In April 2025, we entered into bridge loan agreements, or the 2025 Loan Agreements, pursuant to which we obtained a bridge loans in the aggregate amount of $200,000 from certain lenders, including certain related parties. The loans pursuant to the 2025 Loan Agreements bear interest at a rate of 8% per annum until maturity. Pursuant to the terms of the 2025 Loan Agreements, we also agreed to pay the lenders an additional risk premium equal to 50% of their respective loan amount. The loans under the 2025 Loan Agreements mature upon the earlier of August 31, 2025, and during September 2025, the 2025 Loan Agreements were further extended to November 30, 2025, or the date of consummation of a Qualified IPO. Furthermore, upon the occurrence of our initial public offering, the Bridge Loan lenders, were granted warrants to purchase such number of Ordinary Shares equal to 92,309 Ordinary Shares.

The sales of the above securities were deemed to be exempt from registration under the Securities Act because they were made outside of the United States of America to certain non-U.S. individuals or entities pursuant to Regulation S or, in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act and the regulations promulgated thereunder.

We claimed exemption from registration under the Securities Act for the option grants described above under Section 4(a)(2), Regulation S, or under Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

No underwriters were employed in connection with the securities issuances set forth in this Item.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1	Underwriting Agreement, dated as of December 3, 2025, by and between the Company and ThinkEquity LLC (incorporated by reference to Exhibit 1.1 to our Current Report on Form 6-K as filed with the Securities and Exchange Commission on December 5, 2025)

1.2*	Form of Underwriting Agreement to be entered into by and between the Company and ThinkEquity LLC.

3.2	Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

4.1*	Form of Representative’s Warrant to be issued to ThinkEquity LLC.

4.2	Amended and Restated Investors’ Rights Agreement, by and among Regentis Biomaterials Ltd., HaisThera Scientific Fund L.P. and the Owners and Holders of Series D-1 Preferred Shares and Series D-2 Preferred Shares, dated February 4, 2016 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

4.3	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

5.1*	Opinion of Amit Pollak Matalon & Co., Israeli counsel to the Registrant, as to the validity of the Ordinary Shares

5.2*	Opinion of Greenberg Traurig, LLP

10.1+	Regentis Biomaterials Ltd. 2009 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.2+	Regentis Biomaterials Ltd., The 2024 Share Option Plan (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.4	Amended and Restated Supply Agreement, by and among Regentis Biomaterials Ltd., Baxter Healthcare Corporation, and Teva Medical (Marketing) Ltd., dated January 6, 2009 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.5	Services Agreement, by and between Regentis Biomaterials Ltd. and Baxter Healthcare Corporation, dated February 27, 2018 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.6	Amendment dated July, 2019 to the Services Agreement, by and between Regentis Biomaterials Ltd. and Baxter Healthcare Corporation (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.7	Agreement, by and between Regentis Biomaterials Ltd. and Shimony Yosef Certified Public Accountant (Isr.), dated December 5, 2022 (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

10.8	Data Agreement, by and between Regentis Biomaterials Ltd and TiGenix NV, dated July 20, 2015 (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 24, 2025)

23.1*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm

23.2*	Consent of Amit Pollak Matalon & Co. (included in Exhibit 5.1)

23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

24.1*	Power of Attorney (included in signature pages of Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on this 1st day of May, 2026.

REGENTIS BIOMATERIALS LTD.

By:	/s/ Ehud Geller
Ehud Geller
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Regentis Biomaterials Ltd. hereby constitute and appoint Dr. Ehud Geller and Ori Gon with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this Registration Statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ehud Geller	Chief Executive Officer	May 1, 2026
Dr. Ehud Geller	(Principal Executive Officer)

/s/ Ori Gon	Chief Financial Officer	May 1, 2026
Ori Gon	(Principal Financial and Accounting Officer)

/s/ Arie Gordashnikov	Chief Accounting Officer	May 1, 2026
Arie Gordashnikov	(Principal Accounting Officer)

/s/ Jeff Dykan	Director	May 1, 2026
Jeff Dykan

/s/ Keith Valentine	Director	May 1, 2026
Keith Valentine

/s/ Efraim Cohen-Arazi	Director	May 1, 2026
Efraim Cohen-Arazi

/s/ Pini Ben-Elazar	Director	May 1, 2026
Pini Ben-Elazar

/s/ Dr. Susan Alpert	Director	May 1, 2026
Dr. Susan Alpert

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Regentis Biomaterials Ltd., has signed this Registration Statement on this 1st day of May, 2026.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director